                                                                     EXHIBIT 4.1

                          SECOND AMENDED AND RESTATED
                          ---------------------------
                           REVOLVING CREDIT AGREEMENT
                           --------------------------

                          Dated as of October 31, 1997

                                     among


                            GENESEE & WYOMING INC.,
                                  AS BORROWER


             THE SUBSIDIARIES OF GENESEE & WYOMING INC. LISTED ON
                              SCHEDULE I HERETO,
                                 AS GUARANTORS



                              BANKBOSTON, N.A. AND
                     THE OTHER LENDING INSTITUTIONS LISTED
                             ON SCHEDULE II HERETO,
                                    AS BANKS

                           LASALLE NATIONAL BANK AND
                      THE FIRST NATIONAL BANK OF CHICAGO,
                                  AS CO-AGENTS

                                      and


                  BANKBOSTON, N.A., AS ISSUING BANK AND AGENT

                                      with

                          BANCBOSTON SECURITIES, INC.
                                  AS ARRANGER

                               TABLE OF CONTENTS

1.  DEFINITIONS AND RULES OF INTERPRETATION..................................   2
     1.1.  Definitions.......................................................   2
     1.2.  Rules of Interpretation...........................................  18
2.  THE REVOLVING CREDIT FACILITY............................................  19
     2.1.  Commitment to Lend................................................  19
     2.2.  Commitment Fees...................................................  19
     2.3.  Reduction of Total Commitment.....................................  19
     2.4.  The Revolving Credit Notes........................................  20
     2.5.  Interest on Loans.................................................  20
     2.6.  Requests for Loans................................................  20
     2.7.  Conversion Options................................................  21
          2.7.1.  Conversion to Different Type of Loan.......................  21
          2.7.2.  Continuation of Type of Loan...............................  21
          2.7.3.  Eurodollar Rate Loans......................................  22
     2.8.  Funds for Loans...................................................  22
          2.8.1.  Funding Procedures.........................................  22
          2.8.2.  Advances by Agent..........................................  22
3.  MANDATORY PREPAYMENT OF LOANS............................................  23
     3.1.  Maturity of Loans.................................................  23
     3.2.  Mandatory Payments of Loans.......................................  23
          3.2.1.  Mandatory Repayments of Loans..............................  23
          3.2.2.  Mandatory Prepayments from Asset Sales.....................  23
          3.2.3.  Mandatory Prepayments from New Equity......................  23
          3.2.4.  Mandatory Prepayments from Debt Offerings..................  24
          3.2.5.  Application of Proceeds....................................  24
     3.3.  Optional Prepayments of Loans.....................................  24
4.  LETTERS OF CREDIT........................................................  25
     4.1.  Letter of Credit Commitments......................................  25
          4.1.1.  Commitment to Issue Letters of Credit......................  25
          4.1.2.  Letter of Credit Applications..............................  25
          4.1.3.  Terms of Letters of Credit.................................  25
          4.1.4.  Reimbursement Obligations of Banks.........................  26
          4.1.5.  Participations of Banks....................................  26
     4.2.  Reimbursement Obligation of the Borrower..........................  26
     4.3.  Letter of Credit Payments.........................................  27
     4.4.  Obligations Absolute..............................................  28
     4.5.  Reliance by Issuer................................................  28
     4.6.  Letter of Credit Fee..............................................  29
5.  CERTAIN GENERAL PROVISIONS...............................................  29
     5.1.  Agent's Fees......................................................  29
     5.2.  Funds for Payments................................................  29
          5.2.1.  Payments to Agent..........................................  29
          5.2.2.  No Offset, etc.............................................  30
          5.2.3.  Currency Matters...........................................  30
              5.2.3.1........................................................  30


               5.2.3.1.  Currency of Account.................................  30
               5.2.3.2.  Currency Fluctuations...............................  31
     5.3.  Computations......................................................  32
     5.4.  Inability to Determine Eurodollar Rate............................  32
     5.5.  Illegality........................................................  32
     5.6.  Additional Costs, etc.............................................  33
     5.7.  Capital Adequacy..................................................  34
     5.8.  Certificate.......................................................  35
     5.9.  Indemnity.........................................................  35
     5.10.  Interest After Default...........................................  35
          5.10.1.  Overdue Amounts...........................................  35
          5.10.2.  Amounts Not Overdue.......................................  35
6.  GUARANTY.................................................................  35
     6.1.  Guaranty of Payment and Performance...............................  36
     6.2.  Guarantors' Agreement to Pay Enforcement Costs, etc...............  36
     6.3.  Waivers by Guarantors; Banks' Freedom to Act......................  36
     6.4.  Unenforceability of Obligations Against Borrower..................  37
     6.5.  Subrogation; Subordination........................................  38
          6.5.1.  Waiver of Rights Against Borrower..........................  38
          6.5.2.  Subordination..............................................  38
          6.5.3.  Provisions Supplemental....................................  39
     6.6.  Security; Setoff..................................................  39
     6.7.  Further Assurances................................................  39
     6.8.  Termination; Reinstatement........................................  39
     6.9.  Successors and Assigns............................................  40
7.  REPRESENTATIONS AND WARRANTIES...........................................  40
     7.1.  Corporate Authority...............................................  40
          7.1.1.  Incorporation; Good Standing...............................  40
          7.1.2.  Authorization..............................................  40
          7.1.3.  Enforceability.............................................  41
     7.2.  Governmental Approvals............................................  41
     7.3.  Title to Properties; Leases.......................................  41
     7.4.  Financial Statements and Projections..............................  41
          7.4.1.  Financial Statements.......................................  41
          7.4.2.  Projections................................................  42
     7.5.  No Material Changes, etc.; Solvency...............................  42
          7.5.1.  Changes....................................................  42
          7.5.2.  Solvency...................................................  42
     7.6.  Franchises, Patents, Copyrights, etc..............................  42
     7.7.  Litigation........................................................  43
     7.8.  No Materially Adverse Contracts, etc..............................  43
     7.9.  Compliance with Other Instruments, Laws, etc......................  43
     7.10.  Tax Status.......................................................  43
     7.11.  No Event of Default..............................................  43
     7.12.  Holding Company and Investment Company Acts......................  44
     7.13.  Absence of Financing Statements, etc.............................  44
     7.14.  Certain Transactions.............................................  44

     7.15.  Employee Benefit Plans...........................................  44
          7.15.1.  In General................................................  44
          7.15.2.  Terminability of Welfare Plans............................  44
          7.15.3.  Guaranteed Pension Plans..................................  45
          7.15.4.  Multiemployer Plans.......................................  45
     7.16.  Use of Proceeds; Regulations U and X.............................  45
     7.17.  Environmental Compliance.........................................  46
     7.18.  Subsidiaries, etc................................................  47
     7.19.  Capitalization...................................................  48
     7.20.  Fiscal Year......................................................  48
     7.21.  Operation of Railroads...........................................  48
     7.22.  Disclosure.......................................................  48
8.  AFFIRMATIVE COVENANTS OF THE BORROWER....................................  49
     8.1.  Punctual Payment..................................................  49
     8.2.  Maintenance of Office.............................................  49
     8.3.  Records and Accounts..............................................  49
     8.4.  Financial Statements, Certificates and Information................  49
     8.5.  Notices...........................................................  51
          8.5.1.  Defaults...................................................  51
          8.5.2.  Environmental Events.......................................  51
          8.5.3.  Notice of Litigation and Judgments.........................  51
          8.5.4.  Notification of Derailments................................  51
     8.6.  Corporate Existence; Maintenance of Properties....................  52
     8.7.  Insurance.........................................................  52
     8.8.  Taxes.............................................................  52
     8.9.  Inspection of Properties and Books, etc...........................  53
          8.9.1.  General....................................................  53
          8.9.2.  Communications with Accountants............................  53
     8.10.  Compliance with Laws, Contracts, Licenses, and Permits...........  53
     8.11.  Employee Benefit Plans...........................................  54
     8.12.  Use of Proceeds..................................................  54
     8.13.  Further Assurances...............................................  54
     8.14.  Additional Restricted Subsidiaries...............................  54
9.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER...............................  54
     9.1.  Restrictions on Indebtedness......................................  55
     9.2.  Restrictions on Liens.............................................  56
     9.3.  Restrictions on Investments.......................................  58
     9.4.  Distributions and Restricted Payments.............................  61
     9.5.  Merger, Acquisitions and Disposition of Assets....................  61
          9.5.1.  Mergers and Acquisitions...................................  61
          9.5.2.  Disposition of Assets......................................  61
     9.6.  Sale and Leaseback................................................  62
     9.7.  Compliance with Environmental Laws................................  62
     9.8.  CSX Remaining Debt................................................  62
     9.9.  Employee Benefit Plans............................................  63
     9.10.  Business Activities..............................................  63
     9.11.  Capitalization...................................................  63

     9.12.  Fiscal Year......................................................  63
     9.13.  Negative Pledges.................................................  64
     9.14.  Transactions with Affiliates.....................................  64
10.  FINANCIAL COVENANTS OF THE BORROWER.....................................  64
     10.1.  Funded Debt to EBITDA............................................  64
     10.2.  Cash Flow Coverage...............................................  64
     10.3.  EBITDA less Capital Expenditures to Interest Ratio...............  65
     10.4.  Calculation of Financial Covenants...............................  65
11.  CLOSING CONDITIONS......................................................  65
     11.1.  Loan Documents...................................................  65
     11.2.  Certified Copies of Charter and Partnership Documents............  65
     11.3.  Corporate or Other Action........................................  66
     11.4.  Incumbency Certificate...........................................  66
     11.5.  Opinion of Counsel...............................................  66
     11.6.  Delivery of Agreements...........................................  66
     11.7.  Payment of Fees..................................................  66
     11.8.  Certain Assignments..............................................  66
     11.9.  Disbursement Instructions........................................  67
12.  CONDITIONS TO ALL BORROWINGS............................................  67
     12.1.  Representations True; No Event of Default........................  67
     12.2.  No Legal Impediment..............................................  67
     12.3.  Governmental Regulation..........................................  67
     12.4.  Proceedings and Documents........................................  67
13.  EVENTS OF DEFAULT; ACCELERATION; ETC....................................  68
     13.1.  Events of Default and Acceleration...............................  68
     13.2.  Termination of Commitments.......................................  71
     13.3.  Remedies.........................................................  71
14.  SETOFF..................................................................  72
15.  THE AGENT...............................................................  73
     15.1.  Authorization....................................................  73
     15.2.  Employees and Agents.............................................  73
     15.3.  No Liability.....................................................  73
     15.4.  No Representations...............................................  74
          15.4.1.  General...................................................  74
          15.4.2.  Closing Documentation, etc................................  74
     15.5.  Payments.........................................................  75
          15.5.1.  Payments to Agent.........................................  75
          15.5.2.  Distribution by Agent.....................................  75
          15.5.3.  Delinquent Banks..........................................  75
     15.6.  Holders of Revolving Credit Notes................................  76
     15.7.  Indemnity........................................................  76
     15.8.  Agent as Bank....................................................  76
     15.9.  Resignation......................................................  76
     15.10.  Notification of Defaults and Events of Default..................  77
     15.11.  Duties of Co-Agents.............................................  77
16.  EXPENSES................................................................  77
17.  INDEMNIFICATION.........................................................  78

18.  SURVIVAL OF COVENANTS, ETC..............................................  79
19.  ASSIGNMENT AND PARTICIPATION............................................  79
     19.1.  Conditions to Assignment by Bank.................................  79
     19.2.  Certain Representations and Warranties; Limitations; Covenants...  80
     19.3.  Register.........................................................  81
     19.4.  New Revolving Credit Notes.......................................  82
     19.5.  Participations...................................................  82
     19.6.  Disclosure.......................................................  82
     19.7.  Assignee or Participant Affiliated with the Borrower.............  83
     19.8.  Miscellaneous Assignment Provisions..............................  83
     19.9.  Assignment by Borrower...........................................  84
20.  NOTICES, ETC............................................................  84
21.  GOVERNING LAW...........................................................  84
22.  HEADINGS................................................................  85
23.  COUNTERPARTS............................................................  85
24.  ENTIRE AGREEMENT, ETC...................................................  85
25.  WAIVER OF JURY TRIAL, ETC...............................................  85
26.  CONSENTS, AMENDMENTS, WAIVERS, ETC......................................  86
27.  SEVERABILITY............................................................  86
28.  TRANSITIONAL ARRANGEMENTS...............................................  86
     28.1. Prior Credit Agreement Superseded.................................  86
     28.2.  Return and Cancellation of Notes; Release of Collateral..........  87
     28.3.  Interest and Fees under Superseded Agreement.....................  87

                             EXHIBITS AND SCHEDULES
                             ----------------------



    *Exhibit A           Form of Revolving Credit Note
    *Exhibit B           Form of Loan Request
    *Exhibit C           Form of Compliance Certificate
    *Exhibit D           Form of Instrument of Adherence (Guaranty)
    *Exhibit E           Form of Assignment and Acceptance


    *Schedule I          Guarantors
    *Schedule II         Banks and Commitments
    *Schedule 7.3        Titles to Properties; Leases
    *Schedule 7.7        Litigation
    *Schedule 7.17       Environmental Compliance
    *Schedule 7.18       Subsidiaries; Joint Ventures
    *Schedule 7.21       Operating Locations
    *Schedule 8.7        Insurance
    *Schedule 9.1        Existing Indebtedness
    *Schedule 9.2        Existing Liens
    *Schedule 9.3        Existing Investments


*OMITTED EXHIBITS AND SCHEDULES

UPON WRITTEN REQUEST, THE REGISTRANT WILL PROVIDE COPIES OF ANY OF THE REFERENCED OMITTED EXHIBITS AND SCHEDULES.

                          SECOND AMENDED AND RESTATED
                          ---------------------------
                           REVOLVING CREDIT AGREEMENT
                           --------------------------

     This SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of October 31, 1997 by and among (a) GENESEE & WYOMING INC., a Delaware corporation ("GWI" or the "Borrower"), (b) the Subsidiaries of the Borrower listed on
Schedule I hereto, (c) BANKBOSTON, N.A. (f/k/a The First National Bank of
----------
Boston), a national banking association and the other lending institutions listed on Schedule II hereto, (d) LASALLE NATIONAL BANK and THE FIRST NATIONAL
          -------- --
BANK OF CHICAGO, as co-agents for such lending institutions, (e) BANKBOSTON, N.A. (f/k/a The First National Bank of Boston) as Issuing Bank and (f) BANKBOSTON, N.A. (f/k/a The First National Bank of Boston), as agent for itself and such other lending institutions.

     WHEREAS, pursuant to that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 8, 1996 (as heretofore amended, the "Prior Credit Agreement"), certain Banks which are party to this Credit Agreement and certain other lenders have made loans to the Borrower and its Subsidiaries for the purposes described therein; and

     WHEREAS, the Prior Credit Agreement amended and restated in their entirety each of that certain Revolving Credit Agreement dated as of June 2, 1995 among the Borrower, its Subsidiaries, certain of the Banks and the Agent (as heretofore amended, the "Original Credit Agreement") and that certain Revolving Credit Agreement dated as of April 10, 1991 between Chicago & Illinois Midland Railway Company and BKB (the "CIMR Credit Agreement"); and

     WHEREAS, GWI has requested the Banks and the Agent amend and restate the Prior Credit Agreement in its entirety to, among other things,

     (a) increase the Commitments of the Banks from $32,000,000 to $65,000,000;

     (b) convert the loans under the Prior Credit Agreement into Loans hereunder;

     (c) make GWI the sole Borrower hereunder and certain of its Subsidiaries Guarantors hereunder;

     (d) release the security interests granted in accordance with the Prior Credit Agreement; and

     (e) make certain other changes to the terms and provisions of the Prior Credit Agreement;

     NOW THEREFORE, the Borrower, all of the Banks, the Co-Agents, the Issuing Bank and the Agent hereby agree that the Prior Credit Agreement (including all the schedules and exhibits thereto) is hereby amended and restated in its entirety and remains in force and effect only as set forth herein (including the schedules and exhibits attached hereto) and the Loans and Letters of Credit (each as defined in the Prior Credit Agreement) shall constitute Loans and Letters of Credit hereunder.

                  1.  DEFINITIONS AND RULES OF INTERPRETATION.
                      ---------------------------------------

     1.1   DEFINITIONS.
           -----------

     The following terms shall have the meanings set forth in this (S)1 or elsewhere in the provisions of this Credit Agreement referred to below:

     Adjustment Date.  Each April 1, June 1, September 1 and December 1 of each
     ---------------
calendar year.

     Affiliate.  Any Person that would be considered to be an affiliate of the
     ---------
Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

     Agent.  BankBoston, N.A. acting as agent for the Banks.
     -----

     Agent's Fees.  See (S)5.1.
     ------------

     Agent's Head Office.  The Agent's head office located at 100 Federal
     -------------------
Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

     Agent's Special Counsel.  Bingham Dana LLP or such other counsel as may be
     -----------------------
approved by the Agent.

     Applicable Margin.  For each period commencing on an Adjustment Date
     -----------------
through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Borrower's Funded Debt to EBITDA Ratio, as determined for the fiscal period of the Borrower and its Restricted Subsidiaries ending immediately prior to the applicable Rate Adjustment Period (except for any Rate Adjustment Period beginning on April 1 of any calendar year for which the Applicable Margin will be determined by reference to the Borrower's and its Restricted Subsidiaries Funded Debt to EBITDA Ratio for the fiscal period ending on the immediately preceding December 31).

                                                             Base      Eurodollar   Letter of Credit   Commitment
                                                             Rate         Rate         Applicable          Fee
                        Funded Debt to EBITDA             Applicable   Applicable        Margin        Applicable
   Level                        Ratio                       Margin       Margin     -----------------    Margin
-----------  -------------------------------------------  -----------  -----------                     -----------
-----------------------------------------------------------------------------------------------------------------
I            Greater than or equal to 3.00 to 1.00                 0%        1.50%              1.50%       0.375%
-----------------------------------------------------------------------------------------------------------------
II                                                                 0%        1.25%              1.25%       0.375%
             Less than 3.00 to 1.00 but greater than or
             equal to 2.50 to 1.00
-----------------------------------------------------------------------------------------------------------------
III                                                                0%        1.00%              1.00%       0.300%
             Less than 2.50 to 1.00 but greater than or
             equal to 1.50 to 1.00
-----------------------------------------------------------------------------------------------------------------
IV                                                                 0%        0.75%              0.75%       0.250%
             Less than 1.50 to 1.00
-----------------------------------------------------------------------------------------------------------------


Notwithstanding the foregoing, (a) for Loans outstanding and commitment fees incurred during the period commencing on the Closing Date through April 1, 1998, the Applicable Margin shall be the Applicable Margin set forth as Level III above, (b) if the Borrower fails to deliver any Compliance Certificate pursuant to (S)8.4(c) hereof by the next occurring Adjustment Date then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

     Apus Railcar Lease.  The Master Lease dated as of March 31, 1997 between
     ------------------
Apus Rail One, Inc., as Lessor and Leasing, as Lessee, with respect to certain open top hoppers, gondolas and box cars, in substantially the form delivered to the Agent prior to the date hereof, the present value of the obligations in respect of which will not exceed $13,000,000 at any time.

     Assignment and Acceptance.  See (S)19.1.
     -------------------------

     Australian Dollars or Aus. $.  Dollars in lawful currency of Australia.
     ------------------    ------

     Balance Sheet Date.  December 31, 1996.
     ------------------

     Banks.  BKB and the other lending institutions listed on Schedule II hereto
     -----                                                    -----------
and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to (S)19.

     Base Rate.  The higher of (i) the annual rate of interest announced from
     ---------
time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate.

     Base Rate Loans.  Revolving Credit Loans bearing interest calculated by
     ---------------
reference to the Base Rate.

     BKB.  BankBoston, N.A. (f/k/a The First National Bank of Boston), a
     ---
national banking association, in its individual capacity.

     Borrower.  See preamble.
     --------

     BPR.  Buffalo & Pittsburgh Railroad, Inc., a Delaware corporation.
     ---

     Bridge Rehabilitation Loan Agreement.  The Track Rehabilitation Loan and
     ------------------------------------
Security Agreement dated as of July 3, 1996 between IMR and the State of Illinois, acting through its Department of Transportation, providing for loans from the State of Illinois, acting through its Department of Transportation, in aggregate principal amount of not more than $900,000, having an interest rate of three percent (3%) per annum and a term of ten years, in substantially the form delivered to the Agent prior to the date hereof.

     Bridge Rehabilitation Project.  The replacement by IMR of the Pecan Creek
     -----------------------------
Bridge (Bridge 532) on the rail line between Havana, Illinois and Springfield, Illinois, the full costs and expenses of which have been financed pursuant to the Bridge Rehabilitation Loan Agreement.

     Business Day.  Any day on which banking institutions in Boston,
     ------------
Massachusetts are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     Canadian Dollars or Cdn. $.  Dollars in lawful currency of Canada.
     ----------------    ------

     Capital Assets.  Fixed assets, both tangible (such as land, buildings,
     --------------
fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not
                                       --------
include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

     Capital Expenditures.  Amounts paid or indebtedness incurred by the
     --------------------
Borrower or any of its Restricted Subsidiaries in connection with the purchase or lease by the Borrower or any of its Restricted Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

     Capitalized Leases.  Leases under which the Borrower or any of its
     ------------------
Restricted Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     CCTR.  Corpus Christi Terminal Railroad, Inc., a Delaware corporation.
     ----

     CERCLA.  See (S)7.17.
     ------

     Closing Date.  The first date on which the conditions set forth in (S)11
     ------------
and (S)12 have been satisfied and any Loans are to be converted or made or any Letter of Credit is to be issued hereunder.

     Co-Agents.  Collectively, LaSalle National Bank, a national banking
     ---------
association, and The First National Bank of Chicago, a national banking association.

     Code.  The Internal Revenue Code of 1986.
     ----

     Commitment.  With respect to each Bank the amount set forth in Schedule II
     ----------                                                     -----------
hereto as the amount of such Bank's commitment to make Loans to the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     Commitment Percentage.  With respect to each Bank, the percentage set forth
     ---------------------
on Schedule II hereto as such Bank's percentage of the aggregate Commitments of
   -----------
all of the Banks.

     Compliance Certificate.  See (S)8.4(c).
     ----------------------

     Consolidated or consolidated.  With reference to any term defined herein,
     ----------------------------
shall mean that term as applied to the accounts of the Borrower and its Restricted Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     Consolidated Cash Flow.  For any fiscal period of the Borrower and its
     ----------------------
Restricted Subsidiaries, an amount equal to the sum of (a) Consolidated EBITDA for such fiscal period, minus (b) cash tax payments made during such period,
                        -----
minus (c) the amount of Capital Expenditures made by the Borrower and its
-----
Restricted Subsidiaries during such period, excluding those Capital Expenditures
(i) reimbursed by third parties, (ii) in respect of the Bridge Rehabilitation Project, (iii) relating to Permitted Acquisitions or (iv) in respect of the Oregon Rail Acquisition.

     Consolidated EBITDA.  For any fiscal period of the Borrower and its
     -------------------
Restricted Subsidiaries, an amount equal to the sum of (a) Consolidated Net Income for such fiscal period, plus in each case, to the extent deducted in
                               ----
computing Consolidated Net Income and without duplication, (b) Consolidated Total Interest Expense for such fiscal period, (c) income tax expense for such fiscal period, and (d) the aggregate amount of depreciation and amortization for such fiscal period minus (e) to the extent included in computing Consolidated
                   -----
Net Income, all gains from the sale of assets of the Borrower and its Restricted Subsidiaries.

     Consolidated Funded Debt.  As at any date of determination, an amount equal
     ------------------------
to the aggregate amount of Indebtedness of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis, related to the borrowing of money or the obtaining of credit (which the parties hereto agree for the purposes of this definition does not include Indebtedness permitted under (S)(S)9.1(b), (c), (d), (e), (g), (j) and (l) hereof) whether absolute or contingent, including, to the extent not included in such Indebtedness, all Capitalized Leases, the net present value (using a discount rate of 8% per annum) of all operating leases with a non-cancellable term of longer than one year and all Indebtedness guaranteed by the Borrower or its Restricted Subsidiaries.

     Consolidated Net Income.  The consolidated net income of the Borrower and
     -----------------------
its Restricted Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income.

     Consolidated Total Interest Expense.  For any period, the aggregate amount
     -----------------------------------
of interest required to be paid or accrued by the Borrower and its Restricted Subsidiaries during such period on all Indebtedness of the Borrower and its Restricted Subsidiaries related to the borrowing of money or the obtaining of credit outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money (other than non-cash interest or fees) solely to the extent that such fees are properly included as interest expense in accordance with generally accepted accounting principles.

     Conversion Request.  A notice given by the Borrower to the Agent of the
     ------------------
Borrower's election to convert or continue a Loan in accordance with (S)2.7.

     Corpus Christi Lease.  The Lease Agreement dated as of July 25, 1997
     --------------------
between Port of Corpus Christi Authority of Nueces County, Texas, as Lessor and CCTR as Lessee, with respect to certain railroad property and facilities, in substantially the form delivered to the Agent on or prior to the date hereof

     Credit Agreement.  This Second Amended and Restated Revolving Credit
     ----------------
Agreement, including the Schedules and Exhibits hereto.

     CSX.  CSX Transportation, Inc., a Virginia corporation.
     ---

     CSX Mortgages.  Collectively, the Mortgage and Assignment of Leases, Rents,
     -------------
Issues and Profits (New York), dated as of October 7, 1991, from BPR to CSX with respect to BPR right of way and associated property from BPR's milepost 2.0 near Buffalo, New York and south to the New York/Pennsylvania state line and the Mortgage and Assignment of Leases, Rents, Issues and Profits (Pennsylvania), dated as of October 7, 1991, from BPR to CSX with respect to BPR right of way and associated property from the New York/Pennsylvania state line south to BPR's mile post 221.0 near Punxsutawney, Pennsylvania and securing the CSX Remaining Debt.

     CSX Security Agreements.  Collectively, the Security Agreement
     -----------------------
(Pennsylvania) dated as of October 7, 1991 between BPR and CSX and the Security Agreement (New York) dated as of October 7, 1991 between BPR and CSX.

     CSX Remaining Debt.  Indebtedness of BPR to CSX under the Promissory Note
     ------------------
dated as of October 7, 1991, executed by BPR in favor of CSX in the form delivered to the Agent prior to the Closing Date, in an aggregate outstanding principal amount not to exceed $8,922,105, or any refinancing or replacement thereof on terms satisfactory to the Majority Banks.

     Dansville.  The Dansville and Mount Morris Railroad Company, a New York
     ---------
corporation.

     Dayton.  GWI Dayton, Inc., a Delaware corporation.
     ------

     Default.  See (S)13.1.
     -------

     Distribution.  The declaration or payment of any dividend on or in respect
     ------------
of any shares of any class of capital stock or other equity interests of any Person, other than dividends payable solely in shares of common stock or similar non-preferred equity interests of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock or other equity interests of any Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by any Person to its shareholders or equity holders as such; or any other distribution on or in respect of any shares of any class of capital stock or other equity interests of any Person.

     Dollar Equivalent.  On any date of determination, with respect to an amount
     -----------------
denominated in Dollars, such amount of Dollars, and with respect to an amount denominated in a currency other than Dollars, the amount (as conclusively ascertained by the Agent absent manifest error) which could be purchased by the Agent with that amount such currency at the spot rate of exchange quoted by the Agent in the applicable foreign exchange market at or about 11:00 a.m. (local time) on the date of determination for the purchase of Dollars with such currency.

     Dollars or $.  Dollars in lawful currency of the United States of America.
     -------    -

     Domestic Lending Office.  Initially, the office of each Bank designated as
     -----------------------
such in Schedule II hereto; thereafter, such other office of such Bank, if any,
        -----------
located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date.  The date on which any Loan is made or is to be made, and
     -------------
the date on which any Loan is converted or continued in accordance with (S)2.7.

     Eligible Assignee.  Any of (i) a commercial bank organized under the laws
     -----------------
of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is
                                                 --------
acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

     Employee Benefit Plan.  Any employee benefit plan within the meaning of
     ---------------------
(S)3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws.  See (S)7.17(a).
     ------------------

     ERISA.  The Employee Retirement Income Security Act of 1974.
     -----

     ERISA Affiliate.  Any Person which is treated as a single employer with the
     ---------------
Borrower under (S)414 of the Code.

     ERISA Reportable Event.  A reportable event with respect to a Guaranteed
     ----------------------
Pension Plan within the meaning of (S)4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurocurrency Interbank Market.  Any lawful recognized market in which
     -----------------------------
deposits of Dollars and the relevant Optional Currencies are offered by international banking units of United States banking institutions and by foreign banking institutions to each other and in which foreign currency and exchange operations or eurocurrency funding operations are customarily conducted.

     Eurocurrency Reserve Rate.  For any day with respect to a Eurodollar Rate
     -------------------------
Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against

"Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day.  Any day on which commercial banks are open for
     -----------------------
international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

     Eurodollar Lending Office.  Initially, the office of each Bank designated
     -------------------------
as such in Schedule II hereto; thereafter, such other office of such Bank, if
           -----------
any, that shall be making or maintaining Eurodollar Rate Loans.

     Eurodollar Rate.  For any Interest Period with respect to a Eurodollar Rate
     ---------------
Loan, the rate of interest equal to (i) the arithmetic average of the rates per annum for the Reference Bank (rounded upwards to the nearest 1/16 of one percent) of the rate at which the Reference Bank's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Reference Bank to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     Eurodollar Rate Loans.  Loans bearing interest calculated by reference to
     ---------------------
the Eurodollar Rate.

     Event of Default.  See (S)13.1.
     ----------------

     Exchange Agreement.  The Rolling Stock Acquisition and Exchange Cooperation
     ------------------
Agreement dated in March 1997, between Leasing and Apus Rail One, Inc., in the form delivered to the Agent prior to the date hereof.

     Federal Funds Effective Rate.  For any day, the rate per annum equal to the
     ----------------------------
weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

     Fee Letter. See (S)5.1
     ----------

     FRA.  The United States of America, represented by the Secretary of
     ---
Transportation acting through the Administrator of Federal Railroad Administration or the Federal Railroad Administrator's designee.

     Fuller Immediate Family.  Mortimer B. Fuller, III, his interest in his
     -----------------------
father's estate and/or any of his children or grandchildren and any trust or other Person controlled by, and a majority of the beneficial ownership interest of which is owned by, any of such individuals, singly or jointly.

     Funded Debt to EBITDA Ratio.  At any date as of which such ratio shall be
     ---------------------------
determined, the ratio of (a) the aggregate outstanding amount of Consolidated Funded Debt on such date to (b) the sum of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended, plus (ii) rental
                                                                ----
payments made during such period by the Borrower or any of its Restricted Subsidiaries in respect of operating leases.

     generally accepted accounting principles.  (i) When used in (S)10, whether
     ----------------------------------------
directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     GRO.  Genesee Rail-One Inc., a Canadian corporation.
     ---

     Guaranteed Pension Plan.  Any employee pension benefit plan within the
     -----------------------
meaning of (S)3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantors.  Each of the Restricted Subsidiaries, including, without
     ----------
limitation, those Subsidiaries set forth on Schedule I hereto.
                                            ----------

     Guaranty.  The Guaranty made by each of the Guarantors in favor of the
     --------
Banks and the Agent pursuant to (S)6 hereof, pursuant to which each Guarantor guaranties to the Banks and the Agent the payment and performance of the Obligations.

     GWI.  See preamble.
     ---

     GWIA.  Genesee & Wyoming Australia Pty Ltd., an Australian corporation.
     ----

     GWI Canada.  GWI Canada, Inc., a Delaware corporation.
     ----------

     Hazardous Substances.  See (S)7.17(b).
     --------------------

     IMR.  Illinois & Midland Railroad, Inc., a Delaware corporation.
     ---

     Indebtedness.  All obligations, contingent and otherwise, that in
     ------------
accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

     Instrument of Adherence (Guaranty).  See (S)8.14.
     ----------------------------------

     Interest Payment Date.  (i) As to any Base Rate Loan, the last day of the
     ---------------------
calendar quarter; and (ii) as to any Eurodollar Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

     Interest Period.  With respect to each Loan (i) initially, the period
     ---------------
commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request
(A) for any Base Rate Loan, the last day of the calendar quarter; and (B) for any Eurodollar Rate Loan, 1, 2, 3 or 6 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the
                                                  --------
foregoing provisions relating to Interest Periods are subject to the following:

          (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (c) if the Borrower shall fail to give notice as provided in (S)2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

          (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (e) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

     Investors.  Genesee & Wyoming Investors, Inc., a Delaware corporation.
     ---------

     Investments.  All expenditures made and all liabilities incurred
     -----------
(contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Issuing Bank.  BKB, in its capacity as issuer of Letters of Credit pursuant
     ------------
to (S)4, or, in the event that BKB is unable to issue a Letter of Credit, any other Bank selected by the Agent to issue such Letter of Credit with the consent of the Borrower and such Bank.

     Kittanning.  Kittanning Equipment Leasing Company, a Pennsylvania
     ----------
corporation and wholly owned Subsidiary of PSR.

     Leasing.  GWI Leasing Corporation, a Delaware corporation.
     -------

     Letter of Credit.  See (S)4.1.1.
     ----------------

     Letter of Credit Application.  See (S)4.1.1.
     ----------------------------

     Letter of Credit Fee.  See (S)4.6.
     --------------------

     Letter of Credit Obligations.  As of any date, the sum of the Maximum
     ----------------------------
Drawing Amount as of such date and all Unpaid Reimbursement Obligations as of such date.

     Letter of Credit Participation.  See (S)4.1.4.
     ------------------------------

     Loan Documents.  This Credit Agreement, the Revolving Credit Notes, the
     --------------
Letter of Credit Applications, the Letters of Credit, the Guaranty and the Fee Letter.

     Loan Request.  See (S)2.6.
     ------------

     Loans.  Revolving credit loans made or to be made by the Banks to the
     -----
Borrowers pursuant to (S)2.

     Majority Banks.  As of any date, the Banks holding at least fifty-one
     --------------
percent (51%) of the principal amount of the Revolving Credit Notes on such date (including the unfunded portion of the Commitments); and if no such principal is outstanding, the Banks whose aggregate Commitment constitutes at least fifty-one percent (51%) of the Total Commitment.

     Management.  GWI Rail Management Corporation, a Delaware corporation.
     ----------

     Maturity Date.  October 31, 2002.
     -------------

     Maximum Drawing Amount.  The maximum aggregate amount that the
     ----------------------
beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     Multiemployer Plan.  Any multiemployer plan within the meaning of (S)3(37)
     ------------------
of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     Net Cash Proceeds.  With respect to any sale of any assets of the Borrower
     -----------------
or any of its Restricted Subsidiaries or the issuance and sale of equity securities or debt of the Borrower or any of its Restricted Subsidiaries, the gross consideration received by the Borrower or any of its Restricted Subsidiaries (in cash) from such sale of equity or debt issuance, net of commissions, direct sales costs, normal closing adjustments, the amount used to repay any Indebtedness permitted by (S)9.1 secured by such assets, income taxes attributable to such sale and professional fees and expenses incurred directly in connection therewith, to the extent the foregoing are actually paid in connection with such sale or equity or debt issuance.

     Obligations.  All indebtedness, obligations and liabilities of the Borrower
     -----------
and its Restricted Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Revolving Credit Notes, Letter of Credit Applications, Letters of Credit, or other instruments at any time evidencing any thereof.

     Optional Currency.  Any currency other than Dollars which is freely
     -----------------
convertible into Dollars and which is traded or any recognized Eurocurrency Interbank Market selected by the Agent in good faith; provided, however, that in
                                                      --------  -------
the event the Borrower requests an Optional Currency for a Letter of Credit consisting of a currency other than Australian dollars or Canadian dollars, the issuance of such Letter of Credit shall be subject to the consent of the Agent.

     Oregon Rail Acquisition.  The acquisition by WPR from A&K Railroad
     -----------------------
Materials, Inc., a California corporation, of 18 miles of continuous welded rail and related assets on terms and conditions and subject to documentation satisfactory to the Agent for an aggregate purchase price not to exceed $1,840,500.

     Original Credit Agreement.  See preamble.
     -------------------------

     outstanding.  With respect to the Loans, the aggregate unpaid principal
     -----------
thereof as of any date of determination.

     PBGC.  The Pension Benefit Guaranty Corporation created by (S)4002 of ERISA
     ----
and any successor entity or entities having similar responsibilities.

     Permitted Acquisition(s).  See (S)9.3(k).
     ------------------------

     Permitted Liens.  Liens, security interests and other encumbrances
     ---------------
permitted by (S)9.2.

     Person.  Any individual, corporation, limited liability company,
     ------
partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Prior Credit Agreement.  See preamble.
     ----------------------

     Pro Forma Basis.  In connection with any proposed Permitted Acquisition
     ---------------
after the Closing Date, the calculation of compliance with the financial covenants described in (S)9.3(k) hereof by the Borrower and its Restricted Subsidiaries (including the Person to be acquired) with reference to the audited historical financial results of such Person and the Borrower and its Restricted Subsidiaries for the applicable Test Period after giving effect on a pro forma
                                                                     --- -----
basis to such Permitted Acquisition in the manner described in (i), (ii) and
(iii) below; and, following a Permitted Acquisition, the calculation of compliance with the financial covenants set forth in (S)10 for the fiscal quarter in which such Permitted Acquisition occurred and each of the three fiscal quarters immediately following such Permitted Acquisition with reference to the audited historical financial results of the Person so acquired and the Borrower and its Restricted Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Permitted Acquisition in the manner
                   --- -----
described in (i), (ii) and (iii) below, provided, however, that, in each case,
                                        --------  -------
in the event that no historical financial results are available with respect to the Person or assets to be acquired, such calculations shall be made with reference to reasonable estimates of such past performance made by the Borrower based on existing data and other available information, such estimates to be agreed upon by the Borrower and the Agent and, with respect to Permitted Acquisitions for which the total consideration therefor exceeds $10,000,000, the Majority Banks:

               (i) all Indebtedness (whether under this Credit Agreement or otherwise) and any other balance sheet adjustments incurred or made in connection with the Permitted Acquisition shall be deemed to have been incurred or made on the first day of the Test Period, and all Indebtedness of the Person acquired or to be acquired in such Permitted Acquisition which was or will have been repaid in connection with the consummation of the Permitted Acquisition shall be deemed to have been repaid concurrently with the incurrence of the Indebtedness incurred in connection with the Permitted Acquisition;

               (ii) all Indebtedness assumed to have been incurred pursuant to the preceding clause (i) shall be deemed to have borne interest at the sum of (a) the arithmetic mean of (x) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the first day of the Test Period and (y) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the last day of the Test Period plus (b) the Applicable Margin then in
                                        ----
     effect (after giving effect to the Permitted Acquisition on a Pro Forma
                                                                   --- -----
     Basis); and

               (iii) other reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition as may be approved by the Agent in writing (which approval shall not be unreasonably withheld) shall be deemed to have been realized on the first day of the Test Period.

     PSR.  Pittsburg & Shawmut Railroad, Inc., a Delaware corporation.
     ---

     Purchase Price.  With respect to any Permitted Acquisition, all
     --------------
consideration payable by the Borrower or any of its Restricted Subsidiaries in connection with such Permitted Acquisition, including, without limitation, cash payments, the principal amount of any promissory notes issued by the Borrower or any of its Restricted Subsidiaries, any amounts payable by the Borrower or any of its Restricted Subsidiaries in consideration for any non-compete covenant, deferred purchase price, earn-out or similar payment and the amount of any Indebtedness assumed by the Borrower or any of its Restricted Subsidiaries.

     Rate Adjustment Period.  See the definition of Applicable Margin.
     ----------------------

     Real Estate.  All real property at any time owned or leased (as lessee or
     -----------
sublessee) by the Borrower or any of its Restricted Subsidiaries.

     Record.  The grid attached to a Revolving Credit Note, or the continuation
     ------
of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Revolving Credit Note.

     Reference Bank.  BKB.
     --------------

     Reimbursement Obligation.  The Borrower's obligation to reimburse the
     ------------------------
Issuing Bank and the Banks on account of any drawing under any Letter of Credit as provided in (S)4.2.

     Restricted Payments.  In relation to the Borrower and its Restricted
     -------------------
Subsidiaries, (a) any Distribution or (b) any payment or prepayment by the Borrower or its Restricted Subsidiaries to any Affiliate of the Borrower or any of its Restricted Subsidiaries other than payments to Affiliates for goods and services in the ordinary course of business on terms equivalent to those obtainable in arms length transactions.

     Restricted Subsidiaries.  Any Subsidiary which is not an Unrestricted
     -----------------------
Subsidiary.  The Borrower shall not have the right to change the status of an

Unrestricted Subsidiary to a Restricted Subsidiary unless such Unrestricted Subsidiary becomes a Guarantor hereunder.

     Revolving Credit Notes.  See (S)2.4.
     ----------------------

     RSI.  Genesee & Wyoming Railroad Services, Inc. (f/k/a Railroad Services,
     ---
Inc.), a Delaware corporation.

     Solvent.  See (S)7.5.2.
     -------

     STB.  The Surface Transportation Board (the entity which succeeded to the
     ---
function and duties of the Interstate Commerce Commission) or any governmental authority(ies) which succeeds to the function or duties of the Surface Transportation Board or any portion thereof.

     Subsidiary.  Any corporation, association, trust, or other business entity
     ----------
of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     Switching.  GWI Switching Services, L.P., a Texas limited partnership.
     ---------

     Test Period.  (a) In connection with the calculation of financial covenant
     -----------
compliance on a Pro Forma Basis as required by (S)9.3(k) with respect to any proposed Permitted Acquisition, the period of four fiscal quarters most recently ended prior to such Permitted Acquisition, and (b) in connection with the calculation of the financial covenants set forth in (S)10 hereof following any Permitted Acquisition, the period of all fiscal quarters (and any portion of a fiscal quarter) prior to the date of such Permitted Acquisition included in the calculation of such financial covenant.

     Total Commitment.  The sum of the Commitments of the Banks, as in effect
     ----------------
from time to time. On the Closing Date, the Total Commitment shall equal $65,000,000.

     Type.  As to any Loan its nature as a Base Rate Loan or a Eurodollar Rate
     ----
Loan.

     Uniform Customs.  With respect to any Letter of Credit, the Uniform Customs
     ---------------
and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Issuing Bank in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     Unpaid Reimbursement Obligation.  Any Reimbursement Obligation for which
     -------------------------------
the Borrower does not reimburse the Issuing Bank and the Banks on the date specified in, and in accordance with, (S)4.2.

     Unrestricted Subsidiaries.  GWIA, GRO and Kittanning.
     -------------------------

     Voting Stock.  Stock or similar interests, of any class or classes (however
     ------------
designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     Willamette Valley Note.  The Installment Note dated as of February 5, 1997
     ----------------------
between WPR and Valley Development Initiatives providing for a loan from Valley Development Initiatives in an aggregate principal amount of not more than $400,000, having an interest rate of five percent (5%) per annum and a term of ten years, in substantially the form delivered to the Agent and the Banks.

     WPR.  Willamette & Pacific Railroad, Inc., a New York corporation.
     ---

     1.2   RULES OF INTERPRETATION.
           -----------------------

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f)  The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

          (h) Reference to a particular "(S)" refers to that section of this Credit Agreement unless otherwise indicated.

                     (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                        2. THE REVOLVING CREDIT FACILITY.
                           ------------------------------

           2.1. Commitment to Lend. Subject to the terms and conditions set
                ------------------
forth in this Credit Agreement, each of the Banks severally agrees (i) on the Closing Date, to convert the loans outstanding under the Prior Credit Agreement, if any, to Loans under this Credit Agreement and (ii) to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with ss.2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the Dollar Equivalent of the aggregate Letter of Credit Obligations provided that the sum of the outstanding amount of the Loans (after giving effect to all amounts requested) plus the Dollar Equivalent of the aggregate Letter of Credit Obligations shall not at any time exceed the Total Commitment. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in ss.11 and ss.12, in the case of the initial Loans to be made or converted on the Closing Date, and ss.12, in the case of all other Loans, have been satisfied on the date of such request.

           2.2. Commitment Fees. The Borrower agrees to pay to the Agent for the
                ---------------
accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate per annum equal to the Applicable Margin with respect to commitment fees multiplied by the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Commitment minus the Dollar Equivalent of the aggregate Letter of Credit Obligations exceeds the outstanding amount of Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the last day of each calendar quarter for such calendar quarter then ending commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

           2.3. Reduction of Total Commitment. The Borrower shall have the right
                -----------------------------
at any time and from time to time upon five (5) Business Days prior written notice to the Agent to reduce by $500,000 or an integral multiple thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this ss.2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the

Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

           2.4. The Revolving Credit Notes. The Loans shall be evidenced by
                --------------------------
promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing Date (or other such date on which a Bank may become a party hereto in accordance with ss.19 hereof) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Note Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

           2.5.  Interest on Loans.  Except as otherwise provided in ss.5.10,
                 -----------------
                     (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time.

                     (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin with respect to Eurodollar Rate Loans as in effect from time to time.

                     (c) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

           2.6. Requests for Loans. The Borrower shall give to the Agent written
                ------------------
notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Loan requested hereunder (a "Loan Request") no less than (i) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (ii) two (2) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (A) the principal amount of the Loan requested, (B) the proposed Drawdown Date of such Loan, (C) the Interest Period for such Loan and (D) the Type of such Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $500,000 or an integral multiple thereof.

           2.7.  Conversion Options.
                 ------------------
                     2.7.1. Conversion to Different Type of Loan. The Borrower
                            ------------------------------------
           may elect from time to time to convert any outstanding Loan to a Loan of another Type, provided that (i) with respect to any such conversion of a Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least two (2) Eurodollar Business Days prior written notice of such election; (iii) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (iv) no Base Rate Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing; and (v) no more than five (5) Eurodollar Rate Loans having different Interest Periods may be outstanding at any time. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

                     2.7.2. Continuation of Type of Loan. Any Loan of any Type
                            ----------------------------
           may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in ss.2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this ss.2.7 is scheduled to occur.

                     2.7.3. Eurodollar Rate Loans. Any conversion to or from
                            ---------------------
           Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $500,000 or a whole multiple of $500,000 in excess thereof.

           2.8.  Funds for Loans.
                 ---------------
                     2.8.1. Funding Procedures. Not later than 1:00 p.m. (Boston
                            ------------------
           time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by ss.ss.11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans. In the event that the Agent becomes aware of any Bank's failure to make available the amount of its Commitment Percentage of any requested Loan, the Agent shall notify the Borrower of the identity of such Bank and the amount such Bank has not made available to the Agent.

                     2.8.2. Advances by Agent. The Agent may, unless notified to
                            -----------------
           the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to (i) the average computed for the period referred to in clause (iii) below, of the Federal Funds Effective Rate, times (ii) the amount of such Bank's Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

                        3. MANDATORY PREPAYMENT OF LOANS.
                           -----------------------------
           3.1. Maturity of Loans. The Borrower promises to pay on the Maturity
                -----------------
Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

           3.2.  Mandatory Payments of Loans.
                 ---------------------------

                     3.2.1. Mandatory Repayments of Loans. If at any time the
                            -----------------------------
           sum of the outstanding amount of the Loans and the Dollar Equivalent of the aggregate Letter of Credit Obligations exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application in the order prescribed in ss.3.2.5.

                     3.2.2. Mandatory Prepayments from Asset Sales. The Borrower
                            --------------------------------------
           shall (a) concurrently with each delivery of its Compliance Certificate pursuant to ss.8.4(c) hereof, deliver to the Agent and the Banks a statement certified by the principal financial or accounting officer of the Borrower setting forth (i) the aggregate gross consideration for all sales of any of its or its Restricted Subsidiaries' assets or group of related assets (other than assets sold in the ordinary course of business) during the most recently ended fiscal quarter where such asset sale is either permitted pursuant to ss.9.5.2 or is previously consented to in writing by the Majority Banks and (ii) in reasonable detail, a computation of the aggregate Net Cash Proceeds from such assets sales and the deductions taken to arrive at such Net Cash Proceeds and (b) within two (2) Business Days of delivery of the statement referred to in clause (a) hereof, prepay the Loans in an amount equal to the amount by which the aggregate amount of such Net Cash Proceeds exceeds $6,500,000 during such fiscal year.

                     3.2.3. Mandatory Prepayments from New Equity. In the event
                            -------------------------------------
           that the Borrower shall after the Closing Date sell or issue any shares of its stock, options (other than stock options awarded to employees and directors pursuant to incentive compensation plans operated by the Borrower involving not more than 15% of the common stock of the Borrower) or warrants for the purchase of its stock or other equity or equity instruments, then as soon as practicable and in any event within thirty (30) days after the sale of such new equity, the Borrower shall prepay the Loans in an amount equal to one hundred percent (100%) of the Net Cash Proceeds to the Borrower of such sale or issuance of new equity.

                     3.2.4. Mandatory Prepayments from Debt Offerings. In the
                            -----------------------------------------
           event that the Borrower or any of its Restricted Subsidiaries shall after the Closing Date incur any Indebtedness for borrowed money not otherwise permitted under ss.9.1 hereof where the incurrence of such Indebtedness is previously consented to in writing by the Majority Banks, then simultaneously with receipt by the Borrower or such Restricted Subsidiary of the Net Cash Proceeds of such debt issuance, the Borrower shall prepay the Loans in an amount equal to the Net Cash Proceeds of such debt issuance.

                     3.2.5. Application of Proceeds. All mandatory prepayments
                            -----------------------
           of the Loans pursuant to this ss.3.2 shall be applied first, to any Unpaid Reimbursement Obligations; second to the Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by ss.4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. In addition, the Total Commitment shall be permanently reduced by the aggregate amount of all mandatory repayments (other than repayments pursuant to ss.3.2.1). No amount repaid pursuant to this ss.3.2 with respect to the Loans may be reborrowed.

           3.3. Optional Prepayments of Loans. The Borrower shall have the
                -----------------------------
right, at its election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this ss.3.3 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this ss.3.3 of Base Rate Loans, and two (2) Eurodollar Business Days notice of any proposed prepayment pursuant to this ss.3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Loans and the principal amount to be prepaid. Each such partial prepayment of the Loans shall be in an integral multiple of $500,000 and shall be applied by the Agent, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's

Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                              4. LETTERS OF CREDIT.
                                 -----------------

           4.1.  Letter of Credit Commitments.
                 ----------------------------

                     4.1.1. Commitment to Issue Letters of Credit. Subject to
                            -------------------------------------
           the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Issuing Bank's customary form (a "Letter of Credit Application"), the Issuing Bank on behalf of the Banks and in reliance upon the agreement of the Banks set forth in ss.4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), denominated in Dollars or any Optional Currency in such form as may be requested from time to time by the Borrower and agreed to by the Issuing Bank; provided, however, that, after giving effect to such request, (a) the Dollar Equivalent of the outstanding Letter of Credit Obligations does not exceed $10,000,000 and (b) the sum of (i) the Dollar Equivalent of the outstanding Letter of Credit Obligations and (ii) the amount of all Loans outstanding shall not exceed the Total Commitment. Notwithstanding the foregoing, the Issuing Bank shall have no obligation to issue any Letter of Credit to support or secure any Indebtedness of the Borrower or any of its Subsidiaries to the extent that such Indebtedness was incurred prior to the proposed issuance date of such Letter of Credit, unless in any such case the Borrower demonstrates to the satisfaction of the Issuing Bank that (x) such prior incurred Indebtedness was then fully secured by a prior perfected and unavoidable security interest in collateral provided by the Borrower or such Subsidiary to the proposed beneficiary of such Letter of Credit or (y) such prior incurred Indebtedness was then secured or supported by a letter of credit issued for the account of the Borrower or such Subsidiary and the reimbursement obligation with respect to such letter of credit was fully secured by a prior perfected and unavoidable security interest in collateral provided to the issuer of such letter of credit by the Borrower or such Subsidiary.

                     4.1.2. Letter of Credit Applications. Each Letter of Credit
                            -----------------------------
           Application shall be completed to the satisfaction of the Issuing Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                     4.1.3. Terms of Letters of Credit. Each Letter of Credit
                            --------------------------
           issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, (ii) subject to clause (iii) hereof, shall have a term of not more than one (1) year from the date of issuance, extension or renewal thereof and (iii) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                     4.1.4. Reimbursement Obligations of Banks. Each Bank
                            ----------------------------------
           severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to ss.4.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank). Without limiting the foregoing, each Bank's obligation to purchase Letter of Credit Participations shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Agent, the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence and continuation of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower, any of its Subsidiaries or any other Bank; (iv) any breach of any of the Loan Documents by the Borrower, any of its Subsidiaries or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                     4.1.5. Participations of Banks. Each such payment made by a
                            -----------------------
           Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under ss.4.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to ss.4.2.

           4.2. Reimbursement Obligation of the Borrower. In order to induce the
                ----------------------------------------
Issuing Bank to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Issuing Bank or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder,

                     (a) except as otherwise expressly provided in ss.4.2(b) and
           (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the Dollar Equivalent of the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the Dollar Equivalent of the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

                     (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Dollar Equivalent of the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Issuing Bank as cash collateral for all Reimbursement Obligations, and

                     (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with ss.13, an amount equal to the Dollar Equivalent of the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in Dollars in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this ss.4.2 at any time from the date such amounts become due and payable (whether as stated in this ss.4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in ss.5.10 for overdue principal on the Loans.

           4.3. Letter of Credit Payments. If any draft shall be presented or
                -------------------------
other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Issuing Bank as provided in ss.4.2 on or before the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank shall promptly thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation and shall specify such amount in Dollars (based upon the actual exchange rate at which the Issuing Bank anticipates being able to obtain the applicable Optional Currency on the date payment is to be made by the Banks, with any excess payment being refunded to the Banks and any deficiency being payable by the Banks) required from each of the Banks. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at its Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to (i) the average, computed for the period referred to in clause (iii) below, of the Federal Funds Effective Rate, times (ii) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (iii) a fraction, the
                          -----
numerator of which is the number of days that elapse from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Issuing Bank to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. From and after such purchase of the applicable Letter of Credit Participations, such Unpaid Reimbursement Obligations shall be deemed to have been converted into Base Rate Loans made by the Banks, and all amounts from time to time accruing, and all amounts from time to time payable, on account of such Unpaid Reimbursement Obligations shall be payable in Dollars as if such Letter of Credit had originally been issued in Dollars.

          4.4. Obligations Absolute. The Borrower's obligations under this ss.4
               --------------------
shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank, the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Issuing Bank and the Banks that the Issuing Bank and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under ss.4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Issuing Bank and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit.

           4.5. Reliance by Issuer. To the extent not inconsistent with ss.4.4,
                ------------------
the Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank. The Issuing Bank shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

           4.6. Letter of Credit Fee. The Borrower shall, on the date of
                ---------------------
issuance or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Issuing Bank, pay a fee (in each case, a "Letter of Credit Fee") to the Agent in respect of each Letter of Credit at a rate per annum equal to the Dollar Equivalent of the face amount of such Letter of Credit multiplied by the Applicable Margin with respect to Letters of Credit. Such Letter of Credit Fee shall be allocated pro rata (according to the applicable Commitment Percentages) to each Bank. In addition, the Borrower shall pay to the Agent, for its own account or the account of the Issuing Bank, (i) a fee at a rate per annum equal to the Dollar Equivalent of the Maximum Drawing Amount multiplied by one-tenth of one percent (0.10%), such fee to be payable quarterly in arrears on the last Business Day of each calendar quarter for such calendar quarter then ending and (ii) with respect to documentary letters of credit, standard issuance, extension, renewal, processing, negotiating, amendment and administration fees, as determined in accordance with the Issuing Bank's or the Agent's customary fees and charges for similar facilities.

                         5. CERTAIN GENERAL PROVISIONS.
                            --------------------------
           5.1. Agent's Fees. The Borrower agrees to pay from time to time to
                ------------
the Agent, for its own account and the account of BancBoston Securities Inc. such fees (collectively, the "Agent's Fees") as are set forth in the fee letter dated as of the date hereof among the Agent, BancBoston Securities Inc. and the Borrower.

           5.2.  Funds for Payments.
                 ------------------

                     5.2.1. Payments to Agent. The Agent shall debit an account
                            -----------------
           of the Borrower with the Agent for all (a) interest payments when due as provided in ss.2.5 with respect to the Revolving Credit Notes or otherwise due hereunder, (b) commitment fees when due as provided in ss.2.2, and (c) Letter of Credit Fees when due as provided in ss.4.6. The failure of the Agent to debit such account as provided herein with respect to any such payments shall not constitute a waiver of any payment due hereunder. The Agent shall notify the Borrower by telephone or telecopy on or prior to the date of each (i) interest payment as to the amount of interest due to the Banks on such interest payment date, (ii) commitment fee payment as to the amount of the commitment fee due to the Banks on such commitment fee payment date, and (iii) Letter of Credit Fee payment as to the amount of the Letter of Credit Fee due to the Issuing Bank and the Banks on such Letter of Credit Fee payment date. All payments of principal, Reimbursement Obligations and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks, the Issuing Bank and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

                     5.2.2. No Offset, etc. All payments by the Borrower
                            ---------------
           hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks, the Issuing Bank or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

                     5.2.3.  Currency Matters.
                             ----------------

                         5.2.3.1. Currency of Account. (a) Dollars are the
                                  --------------------
                     currency of account and payment for each and every sum at any time due from the Borrower hereunder; provided that:

                               (i) each payment in respect of costs, expenses
                     and indemnities shall be made in the currency in which the same were incurred; and

                               (ii) any amount expressed to be payable in a
                     currency other than Dollars shall be paid in that other currency.

                               (b) No payment to the Agent, the Issuing Bank or
                     any Bank (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until the Agent, the Issuing Bank or such Bank shall have received payment in full in the currency in which such obligation or liability was incurred, and to the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, the Borrower shall indemnify and hold harmless the Agent, the Issuing Bank or such Bank, as the case may be, with respect to the amount of the shortfall.

                               5.2.3.2.  Currency Fluctuations.
                                         ---------------------
                               (a) Not later than 1:00 p.m. (Boston time) on the
                     last Business Day of each calendar month (the "Calculation Date"), the Agent shall determine the Dollar Equivalent as of such date. The Dollar Equivalent so determined shall become effective on the first Business Day immediately following such determination (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

                               (b) If, on any Reset Date and on the Maturity
                     Date, the aggregate outstanding amount (expressed in Dollars) of all Loans and Letter of Credit Obligations exceeds the Total Commitment by more than $100,000, then
                     (i) the Agent shall give notice thereof to the Borrower and the Banks and (ii) within two (2) Business Days thereafter, the Borrower shall repay or prepay the Loans in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the aggregate outstanding amount (expressed in Dollars) of all Loans and Letter of Credit Obligations no longer exceeds the Total Commitment (expressed in Dollars).

                               (c) Without limiting subsection ss.5.2.3.2(b),
                     if, on any day prior to the Maturity Date, the aggregate outstanding amount (expressed in Dollars) of all Loans and Letter of Obligations exceeds the Total Commitment by five percent (5%) or more, then (i) the Agent shall give notice thereof to the Borrower and the Banks and (ii) within two
                     (2) Business Days thereafter, the Borrower shall repay or prepay the Loans in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the aggregate outstanding amount (expressed in Dollars) of all Loans and Letter of Credit Obligations no longer exceeds the Total Commitment (expressed in Dollars). Nothing set forth in this ss.5.2.3.2 shall be construed to require the Agent to calculate daily compliance under this ss.5.2.3.2 unless expressly requested to do so by a Bank.

                               (d) If on any Reset Date, the aggregate
                     outstanding Letter of Credit Obligations (expressed in Dollars) exceeds the Letter of Credit sublimit set forth in ss.4.1 (expressed in Dollars) by more than five percent (5%), then the Borrower shall immediately upon demand provide cash collateral to the Agent such that, after giving effect thereto, the aggregate outstanding Letter of Credit

                     Obligations (expressed in Dollars) no longer exceed the Letter of Credit sublimit set forth in ss.4.1.

           5.3. Computations. All computations of interest on Eurodollar Rate
                ------------
Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. All computations of interest with respect to Base Rate Loans shall be based on a 365-day or 366-day year, as the case may be, and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Note Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

           5.4. Inability to Determine Eurodollar Rate. In the event, prior to
                --------------------------------------
the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

           5.5. Illegality. Notwithstanding any other provisions herein, if any
                ----------
present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (i) the commitment of such Bank to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such

Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this ss.5.5, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

           5.6. Additional Costs, etc. If any present or future applicable law,
                ---------------------
which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank, the Issuing Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                     (a) subject any Bank, the Issuing Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank, the Issuing Bank or the Agent), or

                     (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank, the Issuing Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

                     (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or the Issuing Bank or

                     (d) impose on any Bank, the Issuing Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                               (i) to increase the cost to any Bank, or the
                     Issuing Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

                               (ii) to reduce the amount of principal, interest,
                     Reimbursement Obligation or other amount payable to such Bank, the Issuing Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

                               (iii) to require such Bank, the Issuing Bank or
                     the Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank, the Issuing Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank, the Issuing Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank, the Issuing Bank or the Agent such additional amounts as will be sufficient to compensate such Bank, the Issuing Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

           5.7. Capital Adequacy. If after the date hereof any Bank or the Agent
                ----------------
determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

           5.8. Certificate. A certificate setting forth any additional amounts
                -----------
payable pursuant to ss.ss.5.6 or 5.7 and a brief explanation of such amounts which are due, submitted by any Bank, the Issuing Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

           5.9. Indemnity. The Borrower agrees to indemnify each Bank and to
                ---------
hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (ii) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with ss.2.6 or ss.2.7 or (iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

           5.10.  Interest After Default.
                  ----------------------
                     5.10.1. Overdue Amounts. During the continuance of an Event
                             ---------------
           of Default, overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to three percent (3%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

                     5.10.2. Amounts Not Overdue. During the continuance of an
                             -------------------
           Event of Default the principal of the Loans not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Majority Banks pursuant to ss.26, bear interest at a rate per annum equal to one percent (1%) above the rate of interest otherwise applicable to such Loans.

                                 6.  GUARANTY
                                     --------
           Whereas, (i) the Borrower and each of the Guarantors are members of a group of related corporations, the success of any one of which is dependent in part on the success of the other members of such group, (ii) each Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Borrower by the Banks pursuant to this Credit Agreement (which benefits are hereby acknowledged), (iii) it is a condition precedent to the Banks making any Loans or otherwise extending credit to the Borrower under this Agreement that each Guarantor execute and deliver to the Banks, the Issuing Bank, and the Agent a guaranty substantially in the form of this ss.6 and (iv) each Guarantor wishes to guaranty the Borrower's obligations to the Banks, the Issuing Bank and the Agent under or in respect of the Credit Agreement, each Guarantor hereby agrees with the Banks, the Issuing Bank and the Agent as follows:

           6.1. Guaranty of Payment and Performance. Each of the Guarantors
                -----------------------------------
hereby jointly and severally guarantees to the Banks, the Issuing Bank and the Agent the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to ss.362(a) of the Federal Bankruptcy Code and the operation of ss.ss.502(b) and 506(b) of the Federal Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Agent, the Issuing Bank or any Bank first attempt to collect any of the Obligations from the Borrower or resort to any collateral security or other means of obtaining payment. Should the Borrower default in the payment or performance of any of the Obligations, the obligations of the Guarantors hereunder with respect to such Obligations in default shall become immediately due and payable to the Agent, for the benefit of the Banks, the Issuing Bank and the Agent, without demand or notice of any nature, all of which are expressly waived by each of the Guarantors. Payments by the Guarantors hereunder may be required by the Agent on any number of occasions.

           6.2. Guarantors' Agreement to Pay Enforcement Costs, etc. Each of the
                ---------------------------------------------------
Guarantors further jointly and severally agrees, as the principal obligor and not as a guarantor only, to pay to the Agent, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Agent, the Issuing Bank or any Bank in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this ss.6.2 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in ss.5.10 hereof, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

           6.3. Waivers by Guarantors; Banks' Freedom to Act. Each of the
                ---------------------------------------------
Guarantors agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Issuing Bank or any Bank with respect thereto.

Each of the Guarantors waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrower, any of the Guarantors or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each of the Guarantors agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Agent, the Issuing Bank or any Bank to assert any claim or demand or to enforce any right or remedy against the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation, amendments or modifications of any of the terms or provisions of this Credit Agreement, the Revolving Credit Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (v) the adequacy of any rights which the Agent, the Issuing Bank or any Bank may have against any collateral security or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Agent, the Issuing Bank or any Bank might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a release or discharge of such Guarantor, all of which may be done without notice to such Guarantor. To the fullest extent permitted by law, each of the Guarantors hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent the Agent, the Issuing Bank or any Bank from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Guarantor before or after the Agent's, the Issuing Bank's or such Bank's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Agent, the Issuing Bank or any Bank.

           6.4. Unenforceability of Obligations Against Borrower. If for any
                ------------------------------------------------
reason the Borrower or any other Guarantor has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrower or any other

Guarantor by reason of the Borrower's or such other Guarantor's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each of the Guarantors not affected thereby to the same extent as if such Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Credit Agreement, the Revolving Credit Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

           6.5.  Subrogation; Subordination.
                 --------------------------
                     6.5.1. Waiver of Rights Against Borrower. Until the final
                            ---------------------------------
           payment and performance in full of all of the Obligations and any and all other obligations of the Borrower to the Agent, the Issuing Bank, any Bank or any affiliate of the Agent, the Issuing Bank or any Bank, none of the Guarantors shall exercise any rights against the Borrower or any of the other Guarantors arising as a result of payment by any of the Guarantors hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Agent, the Issuing Bank or any Bank or such affiliate in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; none of the Guarantors will claim any setoff, recoupment or counterclaim against the Borrower or any of the other Guarantors in respect of any liability of any of the Guarantors to the Borrower or such other Guarantor; and each of the Guarantors waives any benefit of and any right to participate in any collateral security which may be held by the Agent, the Issuing Bank, any Bank or any such affiliate.

                     6.5.2. Subordination. The payment of any amounts due with
                            -------------
           respect to any indebtedness of the Borrower or any Guarantor now or hereafter owed to any of the Guarantors is hereby subordinated to the prior payment in full of all of the Obligations and any and all other obligations of the Borrower and the Guarantors to the Agent, the Issuing Bank, any Bank or any affiliate of the Agent, the Issuing Bank or any Bank. Each of the Guarantors agrees that, after the occurrence of any default the payment or performance of any of the Obligations, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower or any other Guarantor to such Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, such Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Banks, the Issuing Bank and the Agent and be paid over to the Agent, for the benefit of the Banks, the Issuing Bank and the

           Agent on account of the Obligations without affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

                     6.5.3. Provisions Supplemental. The provisions of this
                            -----------------------
           ss.6.5.3 shall be supplemental to and not in derogation of any rights and remedies of the Banks, the Issuing Bank and the Agent or any affiliate of any Banks, the Issuing Bank and the Agent under any separate subordination agreement which such Bank, the Issuing Bank and the Agent or such affiliate may at any time and from time to time enter into with any of the Guarantors.

           6.6. Security; Setoff. Each of the Guarantors grants to the Agent,
                ----------------
the Issuing Bank and the Banks, as security for the full and punctual payment and performance of all of such Guarantor's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to such Guarantor now or hereafter held by the Agent, the Issuing Bank or such Bank and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Agent, the Issuing Bank or such Bank to such Guarantor or subject to withdrawal by such Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, each of the Agent, the Issuing Bank and the Banks is hereby authorized at any time and from time to time, without notice to any of the Guarantors (any such notice being expressly waived by each of the Guarantors) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of such Guarantors under this Guaranty, whether or not the Agent, the Issuing Bank or such Bank shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

           6.7. Further Assurances. Each of the Guarantors also agrees to do all
                ------------------
such things and execute all such documents as the Agent may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Banks, the Issuing Bank and the Agent hereunder. Each of the Guarantors acknowledges and confirms that such Guarantor itself has established its own adequate means of obtaining from the Borrower on a continuing basis all information desired by such Guarantor concerning the financial condition of the Borrower and that such Guarantor will look to the Borrower and not to the Agent, the Issuing Bank or any Bank in order for such Guarantor to keep adequately informed of changes in the Borrower's financial condition.

           6.8. Termination; Reinstatement. This Guaranty shall remain in full
                --------------------------
force and effect until all Obligations have been irrevocably paid in full in cash and all Commitments under this Credit Agreement have been terminated. This Guaranty shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Agent, the Issuing Bank or any Bank upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made or value received.

           6.9. Successors and Assigns. This Guaranty shall be binding upon each
                ----------------------
of the Guarantors, their successors and assigns, and shall inure to the benefit of and be enforceable by the Agent, the Issuing Bank and the Banks and its successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Bank may assign or otherwise transfer this Credit Agreement, the Revolving Credit Notes, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Bank herein, all in accordance with ss.20 hereof. None of the Guarantors may assign any of its obligations hereunder.

                       7. REPRESENTATIONS AND WARRANTIES.
                          ------------------------------

           The Borrower represents and warrants to the Banks, the Issuing Bank and the Agent as follows:

           7.1.  Corporate Authority.
                 -------------------
                     7.1.1. Incorporation; Good Standing. Each of the Borrower
                            ----------------------------
           and its Restricted Subsidiaries (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, (ii) has all requisite corporate or other power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation or partnership and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or such Restricted Subsidiary.

                     7.1.2. Authorization. The execution, delivery and
                            -------------
           performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Restricted Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby
           (i) are within the corporate or other authority of such Person, (ii) have been duly authorized by all necessary corporate or other proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Restricted Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and (iv) do not conflict with any provision of the corporate charter, bylaws, certificate of limited partnership or partnership agreement of, or any agreement or other instrument binding upon the Borrower or any of its Restricted Subsidiaries.

                     7.1.3. Enforceability. The execution and delivery of this
                            --------------
           Credit Agreement and the other Loan Documents to which the Borrower or any of its Restricted Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

           7.2. Governmental Approvals. The execution, delivery and performance
                ----------------------
by the Borrower and any of its Restricted Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Restricted Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority (including without limitation, the STB) other than those already obtained.

           7.3.  Title to Properties; Leases. Except as indicated on Schedule
                 ---------------------------
7.3 hereto, the Borrower and its Restricted Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens and the rights of lessees and other parties lawfully in possession in the ordinary course of business.

           7.4.  Financial Statements and Projections.
                 ------------------------------------

                     7.4.1. Financial Statements. There has been furnished to
                            --------------------
           each of the Banks a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrower and its Restricted Subsidiaries for the fiscal year then ended, certified by Arthur Andersen L.L.P. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Restricted Subsidiaries as of such date involving material amounts, to the best of the knowledge of the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

                     7.4.2. Projections. The projections of the Borrower and its
                            -----------
           Restricted Subsidiaries including (i) on an annual basis, consolidated balance sheets, income and cash flow statements for the period from January 1, 1998 through December 31, 2002 and (ii) quarterly calculations of the covenants contained in ss.10 hereof for the 1998 through 2002 fiscal years, copies of which have been delivered to each Bank, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the best knowledge of the Borrower or any of its Restricted Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Restricted Subsidiaries of the results of operations and other information projected therein.

           7.5.  No Material Changes, etc.; Solvency.
                 -----------------------------------

                     7.5.1. Changes. Since the Balance Sheet Date there has
                            -------
           occurred no materially adverse change in the financial condition or business of the Borrower and its Restricted Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect on the business or financial condition of the Borrower and its Restricted Subsidiaries. Since the Balance Sheet Date, the Borrower has not made any Restricted Payment in excess of the amount permitted by ss.9.4 hereof.

                     7.5.2. Solvency. Both before and after giving effect to the
                            --------
           transactions contemplated by this Credit Agreement and the other Loan Documents, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent. As used herein, "Solvent" shall mean that the Borrower and its Restricted Subsidiaries (i) have assets having a fair value in excess of their liabilities, (ii) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become absolute and matured, and (iii) have, and expect to continue to have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.

           7.6. Franchises, Patents, Copyrights, etc. Each of the Borrower and
                -------------------------------------
its Restricted Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without, to the best of their knowledge, conflict with any rights of others.

           7.7. Litigation. Except as set forth in Schedule 7.7 hereto, there
                ----------
are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Restricted Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, would materially adversely affect the properties, assets, financial condition or business of the Borrower and its Restricted Subsidiaries taken as a whole or materially impair the right of the Borrower and its Restricted Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

           7.8. No Materially Adverse Contracts, etc. Neither the Borrower nor
                -------------------------------------
any of its Restricted Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Restricted Subsidiaries. Neither the Borrower nor any of its Restricted Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or any of its Restricted Subsidiaries.

           7.9. Compliance with Other Instruments, Laws, etc. Neither the
                ---------------------------------------------
Borrower nor any of its Restricted Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or any of its Restricted Subsidiaries.

           7.10. Tax Status. The Borrower and its Restricted Subsidiaries (i)
                 ----------
have made, filed or duly extended all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations and all estimated taxes in connection with any extensions, except those being contested in good faith and by appropriate proceedings and (iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

           7.11. No Event of Default. No Default or Event of Default has
                 -------------------
occurred and is continuing.

           7.12. Holding Company and Investment Company Acts. Neither the
                 -------------------------------------------
Borrower nor any of its Restricted Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

           7.13. Absence of Financing Statements, etc. Except with respect to
                 -------------------------------------
Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Restricted Subsidiaries or any rights relating thereto.

           7.14. Certain Transactions. Except for arm's length transactions
                 --------------------
pursuant to which the Borrower or any of its Restricted Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Restricted Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Restricted Subsidiaries or other non-Restricted Subsidiary Affiliates is presently a party to any transaction with the Borrower or any of its Restricted Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the best knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, other non-Restricted Subsidiary Affiliates or any such employee has a substantial interest or is an officer, director, trustee or partner.

           7.15.  Employee Benefit Plans.
                  ----------------------
                     7.15.1. In General. Each Employee Benefit Plan has been
                             ----------
           maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                     7.15.2. Terminability of Welfare Plans. Under each Employee
                             ------------------------------
           Benefit Plan which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). Any of the

           Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person.

                     7.15.3. Guaranteed Pension Plans. Each contribution
                             ------------------------
           required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any of the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $200,000.

                     7.15.4. Multiemployer Plans. Neither the Borrower nor any
                             -------------------
           ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

           7.16. Use of Proceeds; Regulations U and X. The proceeds of the Loans
                 ------------------------------------
shall be used by the Borrower solely to restate and refinance the Loans under the Prior Credit Agreement, for Permitted Acquisitions and for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for Permitted Acquisitions and for working capital and general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

           7.17. Environmental Compliance. The Borrower has taken all reasonable
                 ------------------------
steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such reasonable investigation, has determined that:

                     (a) to the best of the Borrower's knowledge and except as set forth on Schedule 7.17 attached hereto, none of the Borrower, its
                        -------- ----
           Restricted Subsidiaries nor any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation could have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Restricted Subsidiaries;

                     (b) except as set forth in Schedule 7.17 attached hereto,
                                                -------- ----
           neither the Borrower nor any of its Restricted Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Restricted Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                     (c) except as set forth on Schedule 7.17 attached hereto:
           (i) to the best of the Borrower's knowledge, no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous

           Substances which would have a material adverse effect on the value of the Real Estate which in turn would have a material adverse effect on the business, assets or financial condition of the Borrower or any of its Restricted Subsidiaries except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances which would have a material adverse effect on the value of the Real Estate which in turn would have a material adverse effect on the business, assets or financial condition of the Borrower or any of its Restricted Subsidiaries is located on any portion of the Real Estate except in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by the Borrower, its Restricted Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) to the best of the Borrower's knowledge, there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Restricted Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, to the best of the Borrower's knowledge, any Hazardous Substances that have been generated on any of the Real Estate after the effective date of RCRA and applicable regulations have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                     (d) except as listed on Schedule 7.17 hereto, none of the
                                             -------- ----
           Borrower and its Restricted Subsidiaries, nor any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

           7.18. Subsidiaries, etc. The Borrower's only Subsidiaries are as set
                 ------------------
forth on Schedule 7.18 hereof and the Borrower holds the ownership interests in
         -------- ----
each Subsidiary described on Schedule 7.18. None of the Subsidiaries of the
                             -------- ----

Borrower has any other Subsidiaries except as set forth on Schedule 7.18 hereto. Neither the Borrower nor any of its Restricted Subsidiaries is engaged in any joint venture or partnership with any other Person, except that Dayton is the sole general partner and Investors is the sole limited partner in Switching.

           7.19. Capitalization. The Borrower is the record and beneficial
                 --------------
owner, free and clear of all liens of all of the issued and outstanding capital stock of each of the Restricted Subsidiaries (excluding Switching) except that the Borrower owns only 454 shares of the 458 shares of the issued and outstanding capital stock of Dansville. All shares of such capital stock have been validly issued, are outstanding, fully paid and nonassessable and no options, warrants or other rights to subscribe to additional shares of the capital stock of each of the Restricted Subsidiaries (excluding Switching) have been granted or exist. Dayton and Investors are the record and beneficial owners, free and clear of all liens of all of the partnership interests of Switching.

           7.20. Fiscal Year. Each of the Borrower and its Restricted
                 ------------
Subsidiaries has a fiscal year which is twelve calendar months ending on December 31 of each year.

           7.21. Operation of Railroads. The Borrower is primarily engaged in
                 ----------------------
the business of providing management and administrative services to rail carriers and other entities in the transportation business, and holding stock of its Subsidiaries. The Borrower's Restricted Subsidiaries (other than Leasing, RSI, Dayton, Management, Investors and GWI Canada) are primarily engaged in the railroad business in the states set forth below their respective names on
Schedule 7.21 attached hereto. RSI and Management provide management and support
-------- ----
functions for certain of the other Restricted Subsidiaries. Dayton and Investors are holding companies engaged solely in the business of holding the partnership interests of Switching. GWI Canada is a holding company engaged solely in the business of holding the stock of GRO. Leasing is primarily engaged in the business of acquiring, rebuilding, leasing and selling locomotives and rolling stock, and in other activities related to rail transportation. Each of the Restricted Subsidiaries (other than Leasing, RSI, Dayton, Management, Investors and GWI Canada) operates railroads in accordance with applicable laws.

           7.22. Disclosure. No representation or warranty made by the Borrower
                 ----------
or any Restricted Subsidiary in any Loan Document to which it is a party and no document or information furnished to the Agent or the Banks by or on behalf of or at the request of the Borrower or any Restricted Subsidiary in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

                    8. AFFIRMATIVE COVENANTS OF THE BORROWER.
                       -------------------------------------

           The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

           8.1. Punctual Payment. The Borrower will duly and punctually pay or
                ----------------
cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's Fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Restricted Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

           8.2. Maintenance of Office. The Borrower will maintain its chief
                ---------------------
executive office at 71 Lewis Street, Greenwich, CT, or at such other place in the United States of America as the Borrower shall designate, upon thirty (30) days prior written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

           8.3. Records and Accounts. The Borrower will (i) keep, and cause each
                --------------------
of its Restricted Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Restricted Subsidiaries, contingencies, and other reserves.

           8.4. Financial Statements, Certificates and Information. The Borrower
                --------------------------------------------------
will deliver to each of the Banks:

                     (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Restricted Subsidiaries, as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow, each setting forth in comparative form the figures for the previous fiscal year, and the partial consolidating (in accordance with past practices) balance sheet of the Borrower and its Restricted Subsidiaries, as at the end of such year, and the consolidating statement of income and consolidating statement of cash flow for such year, and all such consolidated and consolidating statements to be in reasonable detail and prepared in accordance with generally accepted accounting principles, and all such consolidated statements to be certified without qualification by Arthur Andersen L.L.P. or by other independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

                     (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of the Borrower and not later than sixty (60) days after the end of the fourth fiscal quarter of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Restricted Subsidiaries on the date thereof (subject to year-end adjustments);

                     (c) simultaneously with the delivery of the financial statements referred to in subsection (a) above and the delivery of the financial statements referred to in subsection (b) above with respect to the first three fiscal quarters of the Borrower, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit C hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with ss.3.2.2 and the covenants contained in ss.10 and, in each case, (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                     (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

                     (e) no later than January 31 of each fiscal year of the Borrower, the annual budgets of the Borrower and its Restricted Subsidiaries, including a projected consolidated and consolidating balance sheet for the end of such fiscal year, and consolidated and consolidating statements of income and statements of cash flow for such fiscal year; and

                     (f) from time to time such other financial data and information (including accountants' management letters) as the Agent or any Bank may reasonably request.

           8.5.  Notices.
                 -------

                     8.5.1. Defaults. The Borrower will promptly notify the
                            --------
           Agent and each of the Banks in writing of the occurrence of any Default or Event of Default of which they become aware. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Restricted Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                     8.5.2. Environmental Events. The Borrower will within three
                            --------------------
           (3) days of becoming aware thereof, give notice to the Agent and each of the Banks (i) of any violation of any Environmental Law that the Borrower or any of its Restricted Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Restricted Subsidiaries.

                     8.5.3. Notice of Litigation and Judgments. The Borrower
                            ----------------------------------
           will, and will cause each of its Restricted Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen
           (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Restricted Subsidiaries or to which the Borrower or any of its Restricted Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Restricted Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower and its Restricted Subsidiaries taken as a whole and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Restricted Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Restricted Subsidiaries in an amount in excess of $500,000.

                     8.5.4. Notification of Derailments. The Borrower will, and
                            ---------------------------
           will cause each of its Restricted Subsidiaries to, give notice to the Agent and each of the Banks in writing within three (3) days of becoming aware thereof of any derailments or other types of accidents which result (or could result) in the incurrence of costs by the Borrower and its Restricted Subsidiaries reasonably estimated to be or exceed $1,000,000 and which could reasonably be expected to have a material adverse effect on the operations of the Borrower or any of its Restricted Subsidiaries. The Borrower shall deliver to the Agent and each of the Banks all reports filed with the FRA regarding any occurrence referred to in this ss.8.5.4.

           8.6. Corporate Existence; Maintenance of Properties. The Borrower
                ----------------------------------------------
will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Restricted Subsidiaries and will not, and will not cause or permit any of its Restricted Subsidiaries to, convert to a limited liability company or a limited liability partnership. It (i) will cause all of its properties and those of its Restricted Subsidiaries used or useful in the conduct of its business or the business of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment,
(ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Restricted Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this ss.8.6 shall prevent the Borrower from discontinuing or reducing the level of the operation or maintenance of any of its properties or any of those of its Restricted Subsidiaries if such discontinuance is, in the reasonable judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Restricted Subsidiaries on a consolidated basis. Specifically, but not in limitation of the foregoing, the Borrower and each Restricted Subsidiary will maintain such an appropriate FRA Class rating on its railroad lines as is reasonable and prudent in light of all the relevant facts and circumstances.

           8.7. Insurance. The Borrower will, and will cause each of its
                ---------
Restricted Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to their properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as described on Schedule 8.7 hereto and as may be reasonable and prudent.
                ------------

           8.8. Taxes. The Borrower will, and will cause each of its Restricted
                -----
Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax,
                                                  --------
assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Restricted Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Restricted Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

           8.9.  Inspection of Properties and Books, etc.
                 ---------------------------------------

                     8.9.1. General. The Borrower shall permit the Banks,
                            -------
           through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Restricted Subsidiaries, to examine the books of account of the Borrower and its Restricted Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Restricted Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

                     8.9.2. Communications with Accountants. The Borrower
                            -------------------------------
           authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Restricted Subsidiaries. At the request of the Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this ss.8.9.2.

           8.10. Compliance with Laws, Contracts, Licenses, and Permits. The
                 ------------------------------------------------------
Borrower will, and will cause each of its Restricted Subsidiaries to, comply with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter documents and by-laws, (iii) all material agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Restricted Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Restricted Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Restricted Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Restricted Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

           8.11. Employee Benefit Plans. The Borrower will (i) within three (3)
                 ----------------------
days of receipt of a written request by the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) within three (3) days of receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA.

           8.12. Use of Proceeds. The Borrower will use the proceeds of the
                 ---------------
Loans and will obtain Letters of Credit solely for the purposes set forth in ss.7.16 hereof.

           8.13. Further Assurances. The Borrower will, and will cause each of
                 ------------------
its Restricted Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents. At the request of the Agent, the Borrower shall deliver to the Agent and the Banks a legal opinion in form and substance satisfactory to the Agent opining as to the authorization, validity and enforceability of the Guaranty with respect to Switching.

           8.14. Additional Restricted Subsidiaries. The Borrower shall cause
                 ----------------------------------
each Restricted Subsidiary created or acquired after the Closing Date to execute and deliver to the Agent for the benefit of the Banks, the Issuing Bank and the Agent, an Instrument of Adherence (Guaranty), in substantially the form of Exhibit D hereto (an "Instrument of Adherence (Guaranty)"), whereby such
------- -
Subsidiary becomes a party to the Guaranty, together with legal opinions in form and substance satisfactory to the Agent to be delivered to the Agent and the Banks opining as to the authorization, validity and enforceability of such Guaranty, and as to such other matters as the Agent may request. In addition, the Borrower shall immediately upon the acquisition or creation of any new Subsidiary, notify the Banks thereof and provide the Agent and the Banks with an updated Schedule 7.19 hereto to reflect the formation or acquisition of each new Subsidiary. Notwithstanding the other provisions of this ss.8.14, any Restricted Subsidiary in which the Borrower or any of its Restricted Subsidiaries have collectively invested less than $100,000 shall not be required to become a party to the Guaranty. In the event that Kittanning's assets ever have a fair market value in excess of $100,000, Kittanning shall become a Restricted Subsidiary hereunder, the Borrower shall cause Kittanning to become a Guarantor hereunder and shall cause Kittanning to comply with the provisions of this ss.8.14.

                 9. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.
                    -------------------------------------------

           The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligations to issue, extend or renew any Letters of Credit:

           9.1. Restrictions on Indebtedness. The Borrower will not, and will
                ----------------------------
not permit any of its Restricted Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                     (a) Indebtedness to the Banks, the Issuing Bank and the Agent arising under any of the Loan Documents;

                     (b) current liabilities of the Borrower or such Restricted Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                     (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.8.8;

                     (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Restricted Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                     (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                     (f) Indebtedness in respect of the CSX Remaining Debt, provided that the aggregate principal amount of such Indebtedness shall not exceed $8,922,105;

                     (g) Indebtedness of the Borrower or any of its Restricted Subsidiaries to the Borrower or any of the other Restricted Subsidiaries consisting of rights of reimbursement, contribution, subrogation and the like in connection with the joint and several obligations of the Restricted Subsidiaries under the Loan Documents;

                     (h) Indebtedness incurred or assumed in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Restricted Subsidiary (including Indebtedness in respect of Capitalized Leases), provided that the aggregate principal
                                           --------
           amount of such Indebtedness of the Borrower and its Restricted

           Subsidiaries shall not exceed the aggregate amount of $15,000,000 at any one time;

                     (i) Indebtedness existing on the date hereof and listed and described on Schedule 9.1 hereto;

                     (j) Indebtedness of the Borrower to any of the Guarantors or any of the Guarantors to the Borrower or any of the other Guarantors;

                     (k) Indebtedness of the Borrower to any of the Banks with respect to interest rate protection arrangements;

                     (l) Indebtedness in respect of performance, surety, statutory, insurance, appeal or similar bonds obtained in the ordinary course of business;

                     (m) Indebtedness of the Borrower and its Restricted Subsidiaries in respect of operating leases;

                     (n) Indebtedness in respect of the Bridge Rehabilitation Project, provided that the aggregate principal amount of such Indebtedness shall not exceed $900,000;

                     (o) Indebtedness under the Willamette Valley Note not to exceed $400,000 in principal amount outstanding at any time;

                     (p) Indebtedness of the Borrower, IMR and WPR in respect of their guaranty of the obligations outstanding on or before September 30, 1998 of Leasing under the Apus Railcar Lease;

                     (q) Indebtedness of the Borrower or any of its Restricted Subsidiaries in respect of guaranties of obligations in connection with Permitted Acquisitions and other Investments permitted by ss.9.3(i), (j) and (m) or the operation of any of its Restricted Subsidiaries (in each case, to the extent the underlying Indebtedness with respect thereto is otherwise permitted under this ss.9.1), not to exceed $10,000,000 in aggregate amount at any time; and

                     (r) other Indebtedness not included in the foregoing provisions of this ss.9.1 not to exceed $1,000,000 in the aggregate at any time outstanding.

           9.2. Restrictions on Liens. The Borrower will not, and will not
                ---------------------
permit any of its Restricted Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of their property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower and any Restricted Subsidiary may create or incur or suffer to be created or incurred or to exist:

                     (a) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

                     (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

                     (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                     (d) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by ss.9.1(d);

                     (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                     (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or any of its Restricted Subsidiaries is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Restricted Subsidiaries on a consolidated basis;

                     (g) liens existing on the date hereof and listed on
           Schedule 9.2 hereto;

                     (h) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by ss.9.1(h), incurred or assumed in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

                     (i) the CSX Mortgages and the CSX Security Agreements solely to the extent that the CSX Remaining Debt is permitted under ss.9.1(f);

                     (j) liens consisting of deposits to secure Indebtedness permitted by ss.9.1(l) hereof;

                     (k) liens to secure Indebtedness permitted by ss.9.1(n) hereof;

                     (l) liens on the rights of WPR under Section 14.05 of its lease with Southern Pacific Transportation Company dated as of 12/30/92 to secure Indebtedness permitted by ss.9.1(o) hereof; and

                     (m) (i) liens on the equipment, fixtures and improvements of the Borrower and its Restricted Subsidiaries placed in or upon the premises leased pursuant to the Corpus Christi Lease, provided that the Borrower or any Restricted Subsidiary shall not make expenditures with respect to such equipment, fixtures and improvements with respect to such premises in excess of $300,000 and (ii) liens of the Port of Corpus Christi Authority of Nueces County, Texas on the two locomotives owned by Rail Link, Inc. and numbered as RLIX 547 and RLIX 475.

           9.3. Restrictions on Investments. The Borrower will not, and will not
                ---------------------------
permit any of its Restricted Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                     (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by a Borrower;

                     (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

                     (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

                     (d) Investments existing on the date hereof and listed on
           Schedule 9.3 hereto;
           -------- ---

                     (e) Investments with respect to Indebtedness permitted by ss.9.1(j) so long as such entities remain Restricted Subsidiaries of the Borrower;

                     (f)  Investments by the Borrower in any of the Guarantors;

                     (g) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $250,000 in the aggregate at any time outstanding;

                     (h) Investments by the Borrower or any of its Restricted Subsidiaries in the Borrower or any of the other Restricted Subsidiaries consisting of rights of reimbursement, contribution, subrogation and the like in connection with the joint and several obligations of the Restricted Subsidiaries under the Loan Documents;

                     (i) Investments by the Borrower and its Restricted Subsidiaries in GWIA in an aggregate amount not to exceed $14,000,000 at any time;

                     (j) Investments by the Borrower and its Restricted Subsidiaries in GRO in an aggregate amount not to exceed $5,000,000 at any time; and

                     (k) Investments constituting or made in connection with acquisitions by the Borrower or any Restricted Subsidiary of the Borrower (with the proceeds of a capital contribution from the Borrower or otherwise) of any other Person, or of any business, division or operating unit of any other Person (whether by way of a purchase of assets or capital stock) (each such acquisition satisfying all the conditions and requirements of this paragraph (k) being referred to herein as a "Permitted Acquisition"); provided
                                                                   --------
           that:

                               (i) the aggregate Purchase Price for (A) any one
                     Permitted Acquisition (or group of related acquisitions) shall not exceed $25,000,000 and (B) all such Permitted Acquisitions shall not exceed $50,000,000 in any period of twelve consecutive months;

                               (ii) the Borrower shall have demonstrated to the
                     reasonable satisfaction of the Agent (based on, among other things, operating and financial projections and pro forma financial statements delivered to the Agent and certified by the chief financial officer of the Borrower) that, after giving pro-forma effect to the Permitted Acquisition and the incurrence of any Indebtedness in connection therewith, all covenants (including all covenants contained in ss.10) contained herein (1) would have been satisfied on a Pro Forma Basis as at the end of and for the most recent fiscal quarter, and

                     (2) will be satisfied on a Pro Forma Basis for the next four fiscal quarters ending after the date of such Investment;

                               (iii) with respect to any such Permitted
                               Acquisition:

                                          (A) the Borrower shall have delivered
                               to the Agent and the Banks reasonable (and, in any event, fifteen (15) days) prior written notice of such acquisition, which notice shall provide the Agent with a reasonably detailed description of the proposed acquisition, and shall include true and complete copies of (to the extent available at such time but in any event prior to the closing of any such Permitted Acquisition) all instruments and agreements executed or delivered or to be executed or delivered by the Borrower or any of its Restricted Subsidiaries in connection with such acquisition, all of which shall be reasonably satisfactory in form and substance to the Agent;

                                          (B) the business and assets so
                               acquired shall be acquired by the Borrower or any of its Restricted Subsidiaries free and clear of all Liens (other than Permitted Liens) and Indebtedness (other than Indebtedness permitted by ss.9.1 or otherwise consented to in writing by the Majority Banks) and the business so acquired shall be substantially the same line of business as that presently conducted by the Borrower and its Restricted Subsidiaries or lines of business reasonably related thereto;

                                          (C) no contingent obligations or
                               liabilities will be incurred or assumed in connection with such acquisition which could reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole;

                                          (D) in the case of any acquisition of
                               capital stock, the acquired Person shall become a Restricted Subsidiary of the Borrower (or of any Restricted Subsidiary of the Borrower) or shall be merged with and into the Borrower or any Restricted Subsidiary; and the Borrower or the applicable Restricted Subsidiary and such acquired Person shall have complied with all the applicable provisions of ss.8.14;

                               (iv) no Default or Event of Default shall exist
                     immediately prior to such Permitted Acquisition or would result from such Permitted Acquisition and provided further
                                                                --------
                     that if such Permitted Acquisition would result in a change in control of the acquired Person, such Investment shall have been approved by the board of directors of such Person prior to the making of such Investment;

                               (v) all computations required to satisfy the
                     conditions specified in subparagraphs (i), (ii) and (iv) above shall be reasonably satisfactory to the Agent; and

                               (vi) with respect to any Permitted Acquisition,
                     any debt instruments or preferred stock evidencing, governing or issued in connection with such Investment shall be reasonably satisfactory to the Agent and shall be permitted by this Credit Agreement;

                     (l) Investments consisting of deposits made in connection with a Permitted Acquisition; or

                     (m) Investments not otherwise permitted by this ss.9.3 in an aggregate amount not to exceed $10,000,000 at any time.

           9.4. Distributions and Restricted Payments. The Borrower will not,
                -------------------------------------
and will not permit any of its Restricted Subsidiaries to, make any Restricted Payments, provided however that (i) the Borrower's Restricted Subsidiaries may make Distributions to the Borrower or other Restricted Subsidiaries and (ii) so long as no Default or Event of Default shall have occurred and be continuing, and so long as none would result after giving effect thereto the Borrower may make Restricted Payments in an aggregate amount for all such Restricted Payments by the Borrower not to exceed, during any period of four consecutive quarters, the lesser of (A) $5,000,000 and (B) fifty percent (50%) of Consolidated Net Income for the period of four consecutive fiscal quarters most recently ended.

           9.5.  Merger, Acquisitions and Disposition of Assets.
                 ----------------------------------------------

                     9.5.1. Mergers and Acquisitions. The Borrower will not, and
                            ------------------------
           will not permit any of its Restricted Subsidiaries to, become a party to any merger or consolidation other than the merger or consolidation of (i) a Restricted Subsidiary into any other Restricted Subsidiary,
           (ii) one or more of the Restricted Subsidiaries of the Borrower with and into the Borrower, or (iii) two or more Restricted Subsidiaries of the Borrower. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, agree to or effect any asset acquisition or stock acquisition except (a) the acquisition of assets in the ordinary course of business consistent with past practices;
           (b) Capital Expenditures, provided that no Default or Event of Default has occurred and is continuing prior to or immediately after giving effect to such Capital Expenditure; and (c) Permitted Acquisitions.

                     9.5.2. Disposition of Assets. The Borrower will not, and
                            ---------------------
           will not permit any of its Restricted Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the disposition of assets in the ordinary course of business, consistent with past practices, and sale-leasebacks to the extent permitted under ss.9.6. Notwithstanding the foregoing, if no Default or Event of Default exists or will occur as a result of such disposition, (i) Leasing may exchange railcars with Apus Rail One, Inc. pursuant to the Exchange Agreement and (ii) the Borrower and its Restricted Subsidiaries may lease, sell or otherwise dispose of, for cash, assets provided that the aggregate net book value (at the time of disposition thereof and after giving effect to the contemplated disposition) of all such assets shall not exceed $5,000,000 during any period of twelve consecutive months.

           9.6. Sale and Leaseback. The Borrower will not, and will not permit
                ------------------
any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Restricted Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Restricted Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred, provided that the Borrower or any of its Restricted Subsidiaries may enter into such sale-leaseback transactions to the extent that the aggregate net book value (at the time of disposition thereof and after giving effect to the contemplated disposition) of the assets sold in connection with all such sale-leasebacks does not exceed $10,000,000 at any time.

           9.7. Compliance with Environmental Laws. Except in compliance with
                ----------------------------------
all applicable Environmental Laws, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Estate,
(iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

           9.8. CSX Remaining Debt. The Borrower will not, and will not permit
                ------------------
any of its Restricted Subsidiaries to, amend, supplement or otherwise modify the terms of the CSX Remaining Debt, the CSX Security Agreements or the CSX Mortgages; provided, however, that the Borrower and its Restricted Subsidiaries may prepay the CSX Remaining Debt on substantially the terms described in its business plan delivered to the Banks prior to the Closing Date and as is otherwise acceptable to the Agent, unless such terms materially deviate from such business plan, in which case the consent of the Majority Banks will be required prior to any prepayment of the CSX Remaining Debt.

           9.9. Employee Benefit Plans. Neither the Borrower nor any ERISA
                ----------------------
Affiliate will

                     (a) engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code which could result in a material liability for the Borrower or any of its Restricted Subsidiaries; or

                     (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or

                     (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Restricted Subsidiaries pursuant to ss.302(f) or ss.4068 of ERISA; or

                     (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than $200,000.

           9.10. Business Activities. The Borrower will not, and will not permit
                 -------------------
any of its Restricted Subsidiaries, to engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business not engaged in by the Borrower or its Restricted Subsidiaries on the Closing Date, unless incidental or related to any type of business engaged in by the Borrower or its Restricted Subsidiaries on such date.

           9.11. Capitalization. The Borrower will not, and will not permit any
                 --------------
of its Restricted Subsidiaries to, authorize, issue or sell any capital stock or partnership interests, grant any options, warrants or other rights to purchase any capital stock or in any way change the capitalization of any of the Restricted Subsidiaries in such a manner as to cause the Borrower to own directly or indirectly less than one hundred percent of the capital stock or partnership interests, as the case may be, of each of the Restricted Subsidiaries. The Borrower will not issue any capital stock having debt-like features (such as mandatory cash dividends, mandatory redemption provisions or other provisions which create monetary obligations on the Borrower payable in cash during a period when Loans may be outstanding) except to the extent that such capital stock, if classified as Indebtedness of the Borrower, would be permitted by ss.9.1 hereof.

           9.12. Fiscal Year. The Borrower will not, and will not permit its
                 -----------
Restricted Subsidiaries to, change the date of the end of their fiscal year from that set forth in ss.7.20 hereof.

           9.13. Negative Pledges. Neither the Borrower nor any of its
                 ----------------
Restricted Subsidiaries will enter into any agreement (excluding this Credit Agreement and the Loan Documents) prohibiting the creation or assumption of any lien upon its properties, revenues or assets or those of any of its Restricted Subsidiaries whether now owned or hereafter acquired other than agreements with Persons prohibiting any such lien on assets in which such Person has a prior security interest which is permitted by ss.9.2.

           9.14. Transactions with Affiliates. The Borrower will not, and will
                 ----------------------------
not permit any of its Restricted Subsidiaries to, engage in any transaction with any Affiliate (other than (i) for services as employees, officers and directors and (ii) stock options awarded to employees and directors pursuant to incentive compensation plans operated by the Borrower involving not more than 15% of the common stock of the Borrower), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

                    10. FINANCIAL COVENANTS OF THE BORROWER.
                        -----------------------------------

           The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

           10.1. Funded Debt to EBITDA. The Borrower will not permit the Funded
                 ---------------------
Debt to EBITDA Ratio at any time during any period described in the table set forth below to exceed the ratio set forth opposite such period in such table:

                Period                                               Ratio
                ------                                               -----

   Closing Date - December 30, 1999                                3.50:1.00
December 31, 1999 - December 30, 2000                              3.00:1.00
December 31, 2000 - December 30, 2001                              2.75:1.00
   December 31, 2001 and thereafter                                2.25:1.00

           10.2. Cash Flow Coverage. The Borrower will not permit the ratio of
                 ------------------
(a) Consolidated Cash Flow (determined at the end of each fiscal quarter for the four consecutive fiscal quarters then ended) to (b) the sum of (i) Consolidated Total Interest Expense for such period, plus (ii) all regularly scheduled payments required to be made during such period in respect of principal on long-term Consolidated Funded Debt (other than principal payments on the CSX Remaining Debt made with the proceeds of a refinancing of the CSX Remaining

Debt on terms satisfactory to the Agent and the Majority Banks) to be less than 1.25:1.00.

           10.3. EBITDA less Capital Expenditures to Interest Ratio. As at the
                 --------------------------------------------------
end of each fiscal quarter of the Borrower, the Borrower will not permit the ratio of (a) the result of (i) Consolidated EBITDA for the preceding four consecutive fiscal quarters, minus (ii) the amount of Capital Expenditures made by the Borrower and its Restricted Subsidiaries during such period to (b) Consolidated Total Interest Expense for such period during any period described in the table set forth below to be less than the ratio set forth opposite such period in such table:

              Period                                           Ratio
              ------                                           -----
Closing Date - December 30, 1999                             2.00:1.00
December 31, 1999 - December 30, 2001                        2.25:1.00
December 31, 2001 and thereafter                             2.50:1.00

           10.4. Calculation of Financial Covenants. To the extent a Permitted
                 ----------------------------------
Acquisition has occurred in any period being tested in the covenants contained in this ss.10, the calculations of such covenants, to the extent applicable, will be tested on a Pro Forma Basis.

                             11. CLOSING CONDITIONS.
                                 ------------------

           From and after the Closing Date, all of the obligations of the Borrower and its Subsidiaries under or in respect of the Prior Credit Agreement shall be evidenced solely by the terms of this Credit Agreement and the other Loan Documents. The obligations of the Banks to convert their claims against the Borrower and its Subsidiaries with respect to the Prior Credit Agreement into Obligations under this Credit Agreement, to amend and restate the Prior Credit Agreement and to make the initial Loans and the Issuing Bank to convert any existing letters of credit into Letters of Credit under this Credit Agreement and issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date.

           11.1. Loan Documents. Each of the Loan Documents shall have been duly
                 --------------
executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

           11.2. Certified Copies of Charter and Partnership Documents. Each of
                 -----------------------------------------------------
the Banks shall have received from the Borrower and each of its Restricted Subsidiaries either a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter, certificate of limited partnership or other organizational documents as in effect on such date of certification, and (ii) its by-laws or partnership agreement, as applicable, as in effect on such date or a certificate from a duly authorized officer of such Person stating that no amendments, modification, revisions or other changes have been made since the most recent delivery of such documents to the Agent under the Prior Credit Agreement and that such documents are in full force and effect as of the Closing Date.

           11.3. Corporate or Other Action. All corporate or other action
                 -------------------------
necessary for the valid execution, delivery and performance by the Borrower and each of its Restricted Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

           11.4. Incumbency Certificate. Each of the Banks shall have received
                 ----------------------
from the Borrower and each of its Restricted Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of the Borrower or such Restricted Subsidiary, each of the Loan Documents to which the Borrower or such Restricted Subsidiary is or is to become a party; (ii) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

           11.5. Opinion of Counsel. Each of the Banks and the Agent shall have
                 ------------------
received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from:

                     (a) Harter, Secrest & Emery, counsel to the Borrower and its Restricted Subsidiaries; and

                     (b) local counsel to certain Restricted Subsidiaries in the state of Virginia.

           11.6. Delivery of Agreements. The Borrower and its Restricted
                 ----------------------
Subsidiaries shall have delivered to the Agent copies of the Corpus Christi Lease, the Apus Railcar Lease and the Exchange Agreement.

           11.7. Payment of Fees. The Borrower shall have paid to the Agent all
                 ---------------
fees pursuant to ss.5.1 and all interest and fees under the Prior Credit Agreement in accordance with ss.28.3 hereof. The Borrower shall have reimbursed the Agent for, or paid directly, all fees, costs and expenses incurred by the Agent's Special Counsel in connection with the closing of the transactions contemplated hereby.

           11.8. Certain Assignments. The Banks (as defined in the Prior Credit
                 -------------------
Agreement) shall have assigned such interest, rights and obligations under the Prior Credit Agreement to the Banks hereunder as shall be necessary to achieve the Commitment Percentages set forth herein.

           11.9. Disbursement Instructions. The Agent shall have received an
                 -------------------------
initial Loan Request and disbursement instructions from the Borrower.

                        12. CONDITIONS TO ALL BORROWINGS.
                            ----------------------------

           The obligations of the Banks to convert their claims against the Borrower and its Restricted Subsidiaries with respect to the Prior Credit Agreement into Obligations under this Credit Agreement and to make any Loan, and the Issuing Bank to convert any existing letters of credit into Letters of Credit under this Credit Agreement or to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

           12.1. Representations True; No Event of Default. Each of the
                 -----------------------------------------
representations and warranties of the Borrower and its Restricted Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

           12.2. No Legal Impediment. No change shall have occurred in any law
                 -------------------
or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

           12.3. Governmental Regulation. Each Bank shall have received such
                 -----------------------
statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

           12.4. Proceedings and Documents. All proceedings in connection with
                 -------------------------
the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

                    13. EVENTS OF DEFAULT; ACCELERATION; ETC.
                        ------------------------------------

           13.1. Events of Default and Acceleration. If any of the following
                 ----------------------------------
events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                     (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                     (b) the Borrower or any of its Restricted Subsidiaries shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee, the Agent's Fees, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue for three (3) days;

                     (c) the Borrower or any of its Restricted Subsidiaries shall fail to comply with any of the covenants contained in ss.ss.8, 9 or 10;

                     (d) the Borrower or any of its Restricted Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.13.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Agent;

                     (e) any representation or warranty of the Borrower or any of its Restricted Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                     (f) the Borrower or any of its Restricted Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received (including the CSX Remaining Debt) or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received (including without limitation, the CSX Remaining Debt) or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                     (g) the Borrower or any of its Restricted Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Restricted Subsidiaries or of any substantial part of the assets of the Borrower or any of its Restricted Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Restricted Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Restricted Subsidiaries and the Borrower or any of its Restricted Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

                     (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Restricted Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Borrower or any Restricted Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                     (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any of its Restricted Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Restricted Subsidiaries exceeds in the aggregate $500,000;

                     (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Restricted Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                     (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Restricted Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $500,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                     (l) the Borrower or any of its Restricted Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                     (m) there shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Restricted Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole;

                     (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Restricted Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole;

                     (o) the Borrower or any of its Restricted Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against the Borrower or any of its Restricted Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of such Borrower or such Restricted Subsidiary having a fair market value in excess of $500,000; or

                     (p) (i) the Fuller Immediate Family shall, at any time, cease to maintain beneficial ownership and control of at least twenty-five percent (25%) of the voting interests of the Borrower,
           (ii) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the

           Securities and Exchange Commission under said Act) of more than twenty-five percent (25%) of the outstanding shares of the common stock of the Borrower, (iii) during any prior of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower, or (iv) the Borrower shall at any time own directly or indirectly less than 100% of the shares of the capital stock or partnership interests, as the case may be, of each of the Restricted Subsidiaries, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of such Person except that the Borrower may own only 454 shares of the 458 shares of the issued and outstanding capital stock of Dansville;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Revolving Credit Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the
                                                          --------
event of any Event of Default specified in ss.ss.13.1(g) or 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

           13.2. Termination of Commitments. If any one or more of the Events of
                 --------------------------
Default specified in ss.ss.13.1(g) or 13.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Restricted Subsidiaries of any of the Obligations.

           13.3. Remedies. In case any one or more of the Events of Default
                 --------
shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to ss.13.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Revolving Credit Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                                 14.  SETOFF.
                                      ------
           Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Revolving Credit Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Revolving Credit Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (ii) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Revolving Credit Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Revolving Credit Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Revolving Credit Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Revolving Credit Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 15. THE AGENT.
                                     ---------
           15.1.  Authorization.
                  -------------

                     (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

                     (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

                     (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

           15.2. Employees and Agents. The Agent may exercise its powers and
                 --------------------
execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine.

           15.3. No Liability. Neither the Agent nor any of its shareholders,
                 ------------
directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence.

           15.4.  No Representations.
                  ------------------
                     15.4.1. General. The Agent shall not be responsible for the
                             -------
           execution or validity or enforceability of this Credit Agreement, the Revolving Credit Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Revolving Credit Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Restricted Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes or to inspect any of the properties, books or records of the Borrower or any of its Restricted Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Revolving Credit Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Restricted Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

                     15.4.2. Closing Documentation, etc. For purposes of
                             --------------------------
           determining compliance with the conditions set forth in ss.12, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent or BancBoston Securities Inc., as arranger to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent or BancBoston Securities Inc. active upon the Borrower's account shall have received notice from such Bank prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agent or BancBoston Securities Inc. to such effect on or prior to the Closing Date.

           15.5.  Payments.
                  --------

                     15.5.1. Payments to Agent. A payment by the Borrower to the
                             -----------------
           Agent hereunder or any of the other Loan Documents for the account of any Bank or the Issuing Bank shall constitute a payment to such Bank or the Issuing Bank. The Agent agrees promptly to distribute to each Bank and the Issuing Bank, as the case may be, such Bank's or Issuing Bank's pro rata share of payments received by the Agent for the account of the Banks or the Issuing Bank except as otherwise expressly provided herein or in any of the other Loan Documents.

                     15.5.2. Distribution by Agent. If in the opinion of the
                             ---------------------
           Agent the distribution of any amount received by it in such capacity hereunder, under the Revolving Credit Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                     15.5.3. Delinquent Banks. Notwithstanding anything to the
                             ----------------
           contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its applicable pro rata share (if any) of any Loan or to purchase its
                      --- ----
           applicable pro rata amount (if any) of any Letter of Credit
                      --- ----
           Participation or (ii) to comply with the provisions of ss.15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata (based on all applicable
                                          --- ----
           outstanding Loans and Unpaid Reimbursement Obligations) share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of the applicable outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining applicable nondelinquent Banks for application to, and reduction of, their respective applicable pro rata shares of all then applicable
                                 --- ----
           outstanding Loans and Unpaid Reimbursement Obligations so affected by such delinquency. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective applicable pro rata shares of all such
                                                     --- ----
           applicable outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks so affected by such delinquency, the applicable Banks' respective pro rata shares of all
                                                         --- ----
           such applicable outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

           15.6. Holders of Revolving Credit Notes. The Agent may deem and treat
                 ---------------------------------
the payee of any Revolving Credit Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

           15.7. Indemnity. The Banks ratably (computed by reference to each
                 ---------
Bank's percentage of the Total Commitment) agree hereby to indemnify and hold harmless the Agent, its affiliates and each of the Co-Agents from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent, such affiliate or such Co-Agent has not been reimbursed by the Borrower as required by ss.16), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Revolving Credit Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's, such affiliate's or such Co-Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's, such affiliate's or such Co-Agent's willful misconduct or gross negligence.

           15.8. Agent as Bank. In its individual capacity, BKB shall have the
                 -------------
same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Revolving Credit Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

           15.9. Resignation. The Agent may resign at any time by giving sixty
                 -----------
(60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

           15.10. Notification of Defaults and Events of Default. Each Bank
                  ----------------------------------------------
hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this ss.15.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

           15.11.  Duties of Co-Agents.
                   -------------------
           The Co-Agents as such shall have no duties or responsibilities to the Borrower, the Guarantors, the Banks, the Issuing Bank or the Agent hereunder.

                                16.  EXPENSES.
                                     --------

           The Borrower agrees to pay (i) any taxes (including any interest and penalties in respect thereto) payable by the Agent, the Issuing Bank, BancBoston Securities Inc. or any of the Banks (other than taxes based upon or measured by the Agent's or any Bank's income or profits) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent, the Issuing Bank, BancBoston Securities Inc. and each Bank with respect thereto), (ii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel and any local counsel to the Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, provided that such counsel shall provide the Borrower with invoices reflecting the expenses incurred in connection with the foregoing,
(iii) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank, the Issuing Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Restricted Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's, the Issuing Bank's or the Agent's relationship with the Borrower or any of its Restricted Subsidiaries except in connection with a claim that the Borrower has against any of the Banks, the Issuing Bank and the Agent and in which claim the Borrower is the prevailing party after entry of a final non-appealable judgment or order, (iv) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, STB searches, UCC filings or STB filings, if any, and (v) all reasonable costs of conducting commercial finance examinations of the Borrower's properties, including the applicable daily time charges of the Agent's commercial finance examiners, agents, consultants and representatives engaged in such examinations and appraisals as in effect from time to time, and reasonable out-of-pocket travel and other related expenses provided that so long as no Default or Event of Default has occurred and is continuing, the costs of such commercial finance examinations shall be limited to a maximum of (A) $15,000 for the first such examination and (B) $10,000 for each subsequent commercial finance examination. The covenants of this ss.16 shall survive payment or satisfaction of all other Obligations.

                             17.  INDEMNIFICATION.
                                  ---------------

           The Borrower agrees to indemnify and hold harmless the Agent, the Issuing Bank, BancBoston Securities Inc. and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(i) any actual or proposed use by the Borrower or any of its Restricted Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (ii) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Restricted Subsidiaries comprised in the Collateral, (iii) the Borrower or any of its Restricted Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (iv) with respect to the Borrower and its Restricted Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding other than as a result of the gross negligence or willful misconduct of the Agent, the Issuing Bank, BancBoston Securities Inc. or any Bank. In the event that any claim is made against the Agent, the Issuing Bank, BancBoston Securities Inc. or any Bank for which indemnity is provided under this ss.17, the Agent, the Issuing Bank, BancBoston Securities Inc. or such Bank shall provide prompt notice to the Borrower of any such claim not otherwise known to the Borrower, but the failure of the Agent, the Issuing Bank, BancBoston Securities Inc. or any Bank to provide such notice shall not impair the liability of the Borrower with respect to its indemnification for such claim except to the extent that the Borrower has been actually prejudiced by such failure. In litigation, or the preparation therefor, the Banks, the Issuing Bank, BancBoston Securities Inc. and the Agent shall be entitled to select their own counsel and to participate in the defense and the investigation of such claim, action or proceeding and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel if (i) in the written opinion of counsel to the Agent, the Issuing Bank, BancBoston Securities Inc. or any of the Banks, use of counsel of the Borrower' choice could reasonably be expected to give rise to a conflict of interest, (ii) the Borrower shall not have employed counsel reasonably satisfactory to the Agent, the Issuing Bank, BancBoston Securities Inc. and the Banks to represent the Agent and the Banks within a reasonable time after notice of the institution of any such litigation or proceeding, (iii) the Borrower authorizes the Agent, the Issuing Bank, BancBoston Securities Inc. and the Banks to employ separate counsel at the Borrower's expense, or (iv) an Event of Default has occurred and is continuing. If, and to the extent that the obligations of the Borrower under this ss.17 are unenforceable for any reason, the Borrower hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this ss.17 shall survive payment or satisfaction in full of all other Obligations.

                         18. SURVIVAL OF COVENANTS, ETC.
                             --------------------------

           All covenants, agreements, representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Restricted Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks, the Issuing Bank and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank, the Issuing Bank or the Agent at any time by or on behalf of the Borrower or any of its Restricted Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Restricted Subsidiary hereunder.

                        19. ASSIGNMENT AND PARTICIPATION.
                            ----------------------------

           19.1. Conditions to Assignment by Bank. Except as provided herein,
                 --------------------------------
each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans at the time owing to it, the Revolving Credit Note held by it and its participating interest, if any, in the risk relating to any

Letters of Credit,); provided that (i) each of the Agent and, so long as no
                     --------
Default or Event of Default shall have occurred and be continuing, the Borrower, shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations in respect of the Revolving Credit Loans, (iii) each assignment shall be in a minimum amount of $5,000,000 (or less, if such assignment would be of all of such Bank's interests, rights and obligations in respect of its Commitment, Loans and Letter of Credit Participations), (iv) so long as no Default or Event of Default shall have occurred and be continuing, BKB shall retain an interest under this Credit Agreement, and (v) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Revolving Credit Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
(5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in ss.20.3, be released from its obligations under this Credit Agreement. Such release shall not include any claims which the Borrower may have against such Bank arising prior to the date of such assignment.

           19.2. Certain Representations and Warranties; Limitations; Covenants.
                 --------------------------------------------------------------
By executing and delivering an Assignment and Acceptance, the Borrower, the Banks (including the assignee Bank) and the Agent confirm to and agree with each other as to the following paragraphs (c), (e), (f), (g), (h) and (i) hereof and the Banks (including the assignee Bank) and the Agent confirm to and agree with each other as to the following paragraphs (a), (b) and (d); :

                     (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                     (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Restricted Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Restricted Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                     (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in ss.7.4 and ss.8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                     (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                     (e) such assignee represents and warrants that it is an Eligible Assignee;

                     (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                     (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

                     (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

                     (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in
                               --- ----
           respect of outstanding Letters of Credit.

           19.3. Register. The Agent shall maintain a copy of each Assignment
                 --------
and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

           19.4. New Revolving Credit Notes. Upon its receipt of an Assignment
                 --------------------------
and Acceptance executed by the parties to such assignment, together with each Revolving Credit Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Revolving Credit Note, a new Revolving Credit Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Revolving Credit Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Revolving Credit Notes shall provide that they are replacements for the surrendered Revolving Credit Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Revolving Credit Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Revolving Credit Notes. Within five (5) days of issuance of any new Revolving Credit Notes pursuant to this ss.19.4, the Borrower shall provide a certificate to the assignee Bank and the assignor Bank, if applicable, entitling such Banks to rely with respect to the new Revolving Credit Notes on the resolutions authorizing the execution and delivery of the surrendered Revolving Credit Notes as conclusively authorizing the execution and delivery of the New Revolving Credit Notes. The surrendered Revolving Credit Notes shall be cancelled and returned to the Borrower.

           19.5. Participations. Each Bank may sell participations to one or
                 --------------
more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (i) each such participation shall be in an amount of not less than $2,500,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

           19.6. Disclosure. The Borrower agree that in addition to disclosures
                 ----------
made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit

Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

           19.7. Assignee or Participant Affiliated with the Borrower. If any
                 ----------------------------------------------------
assignee Bank is an Affiliate of the Borrower or any of its Subsidiaries, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to ss.13.1 or ss.13.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to ss.13.1 or ss.13.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

           19.8. Miscellaneous Assignment Provisions. Any assigning Bank shall
                 -----------------------------------
retain its rights to be indemnified pursuant to ss.16 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If any Reference Bank or the Issuing Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as a Reference Bank or Issuing Bank, as the case may be, hereunder. Anything contained in this ss.19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Revolving Credit Notes) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

           19.9. Assignment by Borrower. The Borrower shall not assign or
                 ----------------------
transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                20. NOTICES, ETC.
                                    ------------

           Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Revolving Credit Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                     (a) if to the Borrower or any Guarantor, at Genesee & Wyoming Inc., 71 Lewis Street, Greenwich, CT, Attention: Mark W. Hastings, Treasurer and Chief Financial Officer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                     (b) if to the Agent, at 100 Federal Street, Transportation Division, Boston, Massachusetts 02110, USA, Attention: Dexter Freeman, Director, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

                     (c) if to any Bank, at such Bank's address set forth on
           Schedule II hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

           Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               21. GOVERNING LAW.
                                   -------------

           THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF

LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN ss.20.

                                22.  HEADINGS.
                                     --------

           The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                              23.  COUNTERPARTS.
                                   ------------

           This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           24. ENTIRE AGREEMENT, ETC.
                               ---------------------

           The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.26.

                         25. WAIVER OF JURY TRIAL, ETC.
                             -------------------------

           The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Revolving Credit Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary or punitive damages or any damages other than, or in addition to, actual damages and waives all suretyship defenses generally. The Borrower (i) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     26. CONSENTS, AMENDMENTS, WAIVERS, ETC.
                         ----------------------------------

           Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Restricted Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rates of interest on the Revolving Credit Notes (other than interest accruing pursuant to ss.5.10.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of the Revolving Credit Notes, the amount of the Commitments of the Banks, the timing of payment of any principal, interest, fees and Reimbursement Obligations, and the amount of commitment fee or Letter of Credit Fees hereunder may not be changed and principal may not be forgiven without the written consent of the Borrower and the written consent of each Bank affected thereby; the release of any Guarantor shall not be permitted without the consent of the Majority Banks, provided that the release of any Guarantor having total assets in excess of ten percent (10%) of the consolidated total assets of GWI and its Restricted Subsidiaries shall not be permitted without the consent of all of the Banks; the definition of Majority Banks and this ss.26 may not be amended and the Maturity Date may not be postponed without the written consent of all of the Banks; and the amount of the Agent's Fees, any Letter of Credit Fees, or any other fees payable for the Agent's account and ss.15 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                              27.  SEVERABILITY.
                                   ------------
           The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                        28.  TRANSITIONAL ARRANGEMENTS.
                             -------------------------
           28.1. Prior Credit Agreement Superseded. This Credit Agreement shall
                 ---------------------------------
on the Closing Date supersede the Prior Credit Agreement in its entirety, except as provided in this ss.28. On the Closing Date, the rights and obligations of the parties evidenced by the Prior Credit Agreement shall be evidenced by the Credit Agreement and the other Loan Documents, the "Loans" as defined in each of the Prior Credit Agreement shall be converted to Loans as defined herein and all outstanding letters of credit issued by the Agent for the account of the Borrower or any of its Subsidiaries prior to the Closing Date shall, for the purposes of this Credit Agreement, be Letters of Credit.

           28.2. Return and Cancellation of Notes; Release of Collateral. As
                 -------------------------------------------------------
soon as reasonably practicable after the Closing Date, the Banks under the Prior Credit Agreement will promptly return to the Borrower, marked "Substituted" or "Cancelled", as the case may be, any notes of the Borrower held by the Banks pursuant to the Prior Credit Agreement. On the Closing Date or as soon as reasonably practicable thereafter, the Agent will release all collateral pledged pursuant to the Prior Credit Agreement and the Loan Documents referred to therein.

           28.3. Interest and Fees under Superseded Agreement. All interest and
                 --------------------------------------------
fees and expenses, if any, owing or accruing under or in respect of the Prior Credit Agreement through the Closing Date shall be calculated as of the Closing Date (pro rated in the case of any fractional periods), and shall be paid on the Closing Date. Commencing on the Closing Date, the commitment fee shall be payable by the Borrower to the Agent for the account of the Banks in accordance with ss.2.2.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                  GENESEE & WYOMING INC.

                  By: /s/ Mark W. Hastings
                      ________________________________________________________
                          Mark W. Hastings, Treasurer

                  BANKBOSTON, N.A. (f/k/a The First National Bank of Boston), individually, as Agent and as Issuing Bank

                  By: /s/ Barbara W. Wilson
                      ________________________________________________________
                         Name: Barbara W. Wilson
                         Title: Managing Director

                  LASALLE NATIONAL BANK, individually and as Co-Agent

                  By: /s/ Terri A. Maurer
                      ________________________________________________________
                         Name: Terri A. Maurer
                         Title: VP

                  THE FIRST NATIONAL BANK OF CHICAGO, individually and as Co-
                  Agent

                  By: /s/ Gregory J. Sjullie
                      --------------------------------------------------------
                         Name: Gregory J. Sjullie
                         Title: Vice President

                 KEYBANK N.A.

                  By: /s/ Timothy R. Beers
                      ------------------------------------------------------
                         Name: Timothy R. Beers
                         Title: Vice President

                    FLEET BANK, N.A.
                    (f/k/a NatWest Bank, N.A.)

                    By: /s/ Andrea H. Lee
                        ____________________________________________________
                           Name: Andrea H. Lee
                           Title: VP

                    CORESTATES BANK, N.A.

                    By: /s/ Theresa Marie Smith
                        ____________________________________________________
                           Name: Theresa Marie Smith
                           Title: V.P.

    GUARANTORS:     ROCHESTER & SOUTHERN
                      RAILROAD, INC.
                    LOUISIANA & DELTA RAILROAD,
                      INC.
                    GENESEE AND WYOMING
                      RAILROAD COMPANY
                    BUFFALO & PITTSBURGH
                      RAILROAD, INC.
                    ALLEGHENY & EASTERN
                      RAILROAD, INC.
                    WILLAMETTE & PACIFIC
                      RAILROAD, INC.
                    GWI LEASING CORPORATION
                      GWI DAYTON, INC.
                    GWI RAIL MANAGEMENT
                      CORPORATION
                    GENESEE & WYOMING INVESTORS,
                      INC.
                    ILLINOIS & MIDLAND RAILROAD,
                      INC.
                    GWI CANADA, INC.
                    PORTLAND & WESTERN
                      RAILROAD, INC.


                    By: /s/ Mark W. Hastings
                        --------------------------------
                            Mark W. Hastings, Treasurer

                    THE DANSVILLE AND MOUNT
                      MORRIS RAILROAD COMPANY

                    BRADFORD INDUSTRIAL
                        RAIL, INC.

                    GENESEE & WYOMING RAILROAD
                      SERVICES, INC. (f/k/a Railroad
                      Services, Inc.)


                    By:  /s/ Alan R. Harris
                         -------------------------
                         Alan R. Harris, Treasurer

                    GWI SWITCHING SERVICES, L.P.
                      By: GWI Dayton, Inc.
                          Its General Partner

                    By:  /s/ Mark W. Hastings
                         ----------------------------
                         Mark W. Hastings, Treasurer

                    PITTSBURG & SHAWMUT
                      RAILROAD, INC.

                    By:  /s/ David J. Collins
                         ----------------------------
                         David J. Collins, President

                    RAIL LINK, INC.
                    CAROLINA COASTAL RAILWAY, INC.
                    COMMONWEALTH RAILWAY, INC.
                    TALLEYRAND TERMINAL RAILROAD
                      COMPANY, INC.

                    By: /s/ James W. Benz
                        ______________________________
                        James W. Benz, President

                    CORPUS CHRISTI TERMINAL
                      RAILROAD, INC.

                    By: /s/ James W. Benz
                        ----------------------------
                          Title: President